Exhibit 4.1

EXECUTION VERSION

AON NORTH AMERICA, INC.

Company

the Co-Issuer(s) party hereto

the Guarantors party hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

INDENTURE

Dated as of March 1, 2024

Debt Securities

CROSS-REFERENCE SHEET*

BETWEEN

Provisions of Sections 310 through 318(a) of the Trust Indenture Act of 1939 and the within Indenture among Aon North America, Inc., the Co-Issuers party thereto, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., Trustee:

310	(a) (1) and (2)	7.09
310	(a) (3) and (4)	Not applicable
310	(b)	7.08 and 7.10 (b)
310	(c)	Not applicable
311	(a) and (b)	7.13
311	(c)	Not applicable
312	(a)	5.01 and 5.02 (a)
312	(b) and (c)	5.02 (b) and (c)
313	(a), (b)(2) and (c)	5.04 (a)
313	(b) (1)	Not applicable
313	(d)	5.04 (b)
314	(a)	5.03
314	(b)	Not applicable
314	(c) (1) and (2)	16.04
314	(c) (3)	Not applicable
314	(d)	Not applicable
314	(e)	16.04
314	(f)	Not applicable
315	(a), (c) and (d)	7.01
315	(b)	6.07
315	(e)	6.08
316	(a) (1)	6.01 and 6.06
316	(a) (2)	Omitted
316	(a) last sentence	8.04
316	(b)	6.04
317	(a)	6.02
317	(b)	4.03 (a)
318	(a)	16.06

*	This Cross-Reference Sheet is not part of the Indenture.

i

(continued)

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Page

ARTICLE EIGHT

Concerning the Securityholders

SECTION 8.01.	Action by Securityholders	47
SECTION 8.02.	Proof of Ownership	48
SECTION 8.03.	Who Are Deemed Absolute Owners	48
SECTION 8.04.	Company-Owned Securities Disregarded	48
SECTION 8.05.	Revocation of Consents; Future Securityholders Bound	49

ARTICLE NINE

Securityholders’ Meetings

SECTION 9.01.	Purposes of Meetings	49
SECTION 9.02.	Call of Meetings by Trustee	49
SECTION 9.03.	Call of Meetings by Company or Securityholders	50
SECTION 9.04.	Qualification for Voting	50
SECTION 9.05.	Regulations	50
SECTION 9.06.	Voting	51

ARTICLE TEN

Supplemental Indentures

SECTION 10.01.	Supplemental Indentures without Consent of Securityholders	51
SECTION 10.02.	Supplemental Indentures with Consent of Securityholders	53
SECTION 10.03.	Compliance with Trust Indenture Act; Effect of Supplemental Indentures	54
SECTION 10.04.	Notation on Securities	54

ARTICLE ELEVEN

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 11.01.	Company, Co-Issuer(s) and Guarantors May Consolidate, etc., Only on Certain Terms	55
SECTION 11.02.	Successor Person Substituted	56

(continued)

Page

ARTICLE TWELVE

Satisfaction and Discharge of Indenture; Unclaimed Moneys

SECTION 12.01.	Discharge of Indenture	56
SECTION 12.02.	Deposited Moneys to Be Held in Trust by Trustee	58
SECTION 12.03.	Paying Agent to Repay Moneys Held	58
SECTION 12.04.	Return of Unclaimed Moneys	58

ARTICLE THIRTEEN

Defeasance and Covenant Defeasance

SECTION 13.01.	Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance	59
SECTION 13.02.	Defeasance and Discharge	59
SECTION 13.03.	Covenant Defeasance	60
SECTION 13.04.	Conditions to Defeasance or Covenant Defeasance	60
SECTION 13.05.	Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions	63

ARTICLE FOURTEEN

Immunity of Incorporators, Stockholders,
Officers and Directors

SECTION 14.01.	Indenture and Securities Solely Corporate Obligations	63

ARTICLE FIFTEEN

GUARANTEES

SECTION 15.01.	Guarantee	64
SECTION 15.02.	Subrogation	65
SECTION 15.03.	Notation of Guarantee	65
SECTION 15.04.	Irish Guarantee Limitation	66

(continued)

v

THIS INDENTURE, dated as of March 1, 2024, among Aon North America, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called the “Company”), Aon plc, a public limited company duly incorporated and existing under the laws of Ireland (hereinafter sometimes called “Aon plc” or, with respect to any series of Securities for which Aon plc is a co-issuer, the “Co-Issuer” or, to the extent not acting as co-issuer, a “Guarantor”), Aon Global Limited, a private limited company duly incorporated and existing under the laws of England and Wales (hereinafter sometimes called “AGL” or, with respect to any series of Securities for which AGL is acting as a guarantor, a “Guarantor”), Aon Corporation, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes called “Aon Corporation” or, with respect to any series of Securities for which Aon Corporation is a co-issuer, the “Co-Issuer” or, to the extent not acting as co-issuer, a “Guarantor”), Aon Global Holdings plc, a public limited company duly incorporated and existing under the laws of England and Wales (hereinafter sometimes called “AGH” or, with respect to any series of Securities for which AGH is a co-issuer, the “Co-Issuer” or, to the extent not acting as co-issuer, a “Guarantor” and, together with one or more of Aon plc, Aon Corporation and AGL, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America (hereinafter sometimes called the “Trustee”, which term shall include any successor trustee appointed pursuant to Article Seven). The Company together with any Co-Issuer(s) are hereinafter sometimes referred to as the Issuers.

WITNESSETH:

WHEREAS each of the Company, Aon plc, Aon Corporation, AGL and AGH deems it necessary for the Company to issue or the Issuers to co-issue from time to time for its lawful purposes securities (hereinafter called “Securities” or, in the singular, “Security”) evidencing its or their unsecured indebtedness and has executed and delivered to the Trustee this Indenture to provide for the issuance of the Securities in one or more series, unlimited as to principal amount and which may be guaranteed from time to time by the relevant Guarantors, to bear such rates of interest, to mature at such time or times and to have such other provisions as shall be fixed as hereinafter provided; and

WHEREAS, each of the Company, AGL, Aon Corporation, AGH and Aon plc represents that all acts and things necessary to present a valid and binding indenture and agreement according to its terms have been done and performed, and the execution of this Indenture by each of the Company, Aon plc, Aon Corporation, AGL and AGH has in all respects been duly authorized, and each of the Company, Aon plc, Aon Corporation, AGL and AGH, in the exercise of legal rights and power in it vested, is executing this Indenture.

NOW, THEREFORE, in order to declare the terms and conditions upon which the Securities are authenticated, issued and received, and in consideration of the foregoing premises and of the purchase and acceptance of the Securities by the Holders thereof, and for and in consideration of the foregoing premises, each of the Company, AGL, Aon Corporation, AGH and Aon plc covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

ARTICLE ONE

Definitions

SECTION 1.01. Definitions. The terms defined in this Section (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto (except as otherwise provided therein) shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act of 1939, as amended and the Securities Act of 1933, as amended, shall have the meanings (except as herein otherwise expressly provided or unless the context otherwise requires) assigned to such terms in the Trust Indenture Act of 1939 and in the Securities Act of 1933, as amended, in each case, as in force at the date of this Indenture as originally executed.

Except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires, for all purposes of this Indenture and any indenture supplemental hereto:

(1)	the terms defined in this Article One include the plural as well as the singular;

(2)	all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(3)	the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(4)	references herein to Articles, Sections and other subdivisions shall be to the Articles, Sections and other subdivisions of this Indenture;

(5)	the word “or” is used inclusively (for example, the phrase “A or B” means “A or B or both”, not “either A or B but not both”);

(6)	provisions apply to successive events and transactions;

(7)	the term “merger” includes a statutory share exchange and the terms “merge” and “merged” have correlative meanings;

(8)	the masculine gender includes the feminine and the neuter; and

(9)	references to agreements and other instruments include subsequent amendments and supplements thereto.

ADDITIONAL AMOUNTS

The term “Additional Amounts” shall have the meaning specified in Section 4.05.

BOARD OF DIRECTORS

The term “Board of Directors”, with respect to the Company, shall mean the board of directors of the Company, the executive committee of the Company or any other committee duly authorized to exercise the powers and authority of the board of directors of the Company with respect to this Indenture or any Security.

The term “Board of Directors”, with respect to a Co-Issuer, shall mean the board of directors (or comparable governing body) of such Co-Issuer, the executive committee of such Co-Issuer or any other committee duly authorized to exercise the powers and authority of the board of directors (or comparable governing body) of such Co-Issuer with respect to this Indenture or any Security.

The term “Board of Directors”, with respect to a Guarantor, shall mean the board of directors (or comparable governing body) of such Guarantor, the executive committee of such Guarantor or any other committee duly authorized to exercise the powers and authority of the board of directors (or comparable governing body) of such Guarantor with respect to this Indenture, including any Guarantee.

BOARD RESOLUTION

The term “Board Resolution”, with respect to the Company, shall mean a resolution certified by the Secretary or any Assistant Secretary of the Company to have been duly adopted by, or pursuant to the authority of, the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

The term “Board Resolution”, with respect to a Co-Issuer, shall mean either a resolution certified by the Secretary, any Assistant Secretary or any Executive Vice President of such Co-Issuer or a written resolution signed by all the directors of such Co-Issuer to have been duly adopted by, or pursuant to the authority of, the Board of Directors of such Co-Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.

The term “Board Resolution”, with respect to a Guarantor, shall mean a written resolution signed by all the directors of such Guarantor or a resolution certified by the Secretary, any Assistant Secretary or any Executive Vice President of such Guarantor to have been duly adopted by, or pursuant to the authority of, the Board of Directors of such Guarantor and to be in full force and effect on the date of such certification, and delivered to the Trustee.

BUSINESS DAY

The term “Business Day” shall mean, with respect to any Security, a day (other than a Saturday or Sunday) that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified on the face of the form of such Security, is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close.

CO-ISSUER

The term “Co-Issuer” or “Co-Issuers” shall have the meaning specified in the first paragraph of this Indenture, unless a successor Person(s) shall have become such pursuant to the applicable provisions of this Indenture, and thereafter the term “Co-Issuer” or “Co-Issuers” shall mean such successor Person(s).

COMMISSION

The term “Commission” shall mean the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

COMPANY

The term “Company” shall mean the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

COMPANY ORDER

The term “Company Order”, with respect to the Company, means a written order signed in the name of the Company by the President or any Executive Vice President or any Vice President or the Treasurer of the Company and by the Secretary or any Assistant Secretary of the Company.

The term “Company Order”, with respect to a Co-Issuer, means a written order signed in the name of such Co-Issuer by the President or any Executive Vice President or any Vice President or the Treasurer of such Co-Issuer and by the Secretary or any Assistant Secretary of such Co-Issuer or, for Aon plc, by any director of Aon plc, or, for either of AGH or AGL, by any director or company secretary of AGH or AGL, as the case may be.

CORPORATE TRUST OFFICE

The term “Corporate Trust Office” means an office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 240 Greenwich Street, Floor 7E, New York, New York 10286, Attention: Corporate Trust Administration with a copy to 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

COVENANT DEFEASANCE

The term “covenant defeasance” shall have the meaning specified in Section 13.03.

DEFEASANCE

The term “defeasance” shall have the meaning specified in Section 13.02.

DEPOSITARY

The term “Depositary” shall mean, with respect to any series of Securities, the clearing agency registered under the Exchange Act that is designated to act as Depositary for the Global Securities evidencing all or part of such Securities as contemplated by Section 2.01.

DOLLARS

The term “dollars” or “$” shall mean a dollar or other equivalent unit of legal tender for payment of public or private debts in the United States.

EVENT OF DEFAULT

The term “Event of Default” shall mean any event specified as such in or as contemplated by Section 6.01.

EXCHANGE ACT

The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

GAAP

The term “GAAP” and the expression “generally accepted accounting principles” mean, unless otherwise specified with respect to any series of Securities pursuant to Section 2.01, such accounting principles as are generally accepted in the United States as of the date or time of any computation required hereunder.

GLOBAL SECURITY

The term “Global Security” means a Security in registered global form without interest coupons.

GOVERNMENT OBLIGATION

The term “Government Obligation” shall have the meaning specified in Section 13.04.

GUARANTEE

The term “Guarantee” shall have the meaning specified in Article Fifteen.

GUARANTOR

The term “Guarantor” or “Guarantors” shall have the meaning specified in the first paragraph of this Indenture, unless a successor Person(s) shall have become such pursuant to the applicable provisions of the Indenture, and thereafter the term “Guarantor” or “Guarantors” shall mean such successor Person(s).

HOLDER

The terms “Holder”, “Holder of Securities” and “Securityholder”, and other similar terms, shall mean the person in whose name at the time a Security is registered on the registration books kept for that purpose in accordance with the terms hereof.

INDENTURE

The term “Indenture” shall mean this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, with respect to any Security, by the terms and provisions of such Security established pursuant to Section 2.01; provided, however, that, if at any time more than one Person is acting as Trustee under this instrument, “Indenture” shall mean, with respect to any one or more series of Securities for which such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto and shall include the terms of those particular series of Securities for which such Person is Trustee established pursuant to Section 2.01, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted.

INTEREST

The term “Interest” shall mean, when used with respect to non-interest bearing Securities, interest payable on or after maturity.

INTEREST PAYMENT DATE

The term “Interest Payment Date”, when used with respect to any Security, means the stated maturity of an installment of interest on such Security.

ISSUER

The term “Issuer” means the Company, and the term “Issuers” means the Company and one or more of any Co-Issuers specified in the first paragraph of this Indenture, unless a successor Person(s) shall have become such pursuant to the applicable provisions of the Indenture, and thereafter the term “Issuer” or “Issuers” shall mean such successor Person(s).

OFFICERS’ CERTIFICATE

The term “Officers’ Certificate”, with respect to the Company, shall mean a certificate signed by the Chairman of the Board of Directors of the Company or the President or any Executive Vice President or any Vice President or the Treasurer of the Company and by the Secretary or any Assistant Secretary of the Company.

The term “Officers’ Certificate”, with respect to a Co-Issuer, shall mean a certificate signed by a director of such Co-Issuer, the Chairman of the Board of Directors of such Co-Issuer, or the President, any Executive Vice President, any Vice President or the Treasurer of such Co-Issuer and by the Secretary or any Assistant Secretary of such Co-Issuer.

The term “Officers’ Certificate”, with respect to a Guarantor, shall mean a certificate signed by a director of such Guarantor, the Chairman of the Board of Directors of such Guarantor, or the President, any Executive Vice President, any Vice President or the Treasurer of such Guarantor and by the Secretary or any Assistant Secretary of such Guarantor.

OPINION OF COUNSEL

The term “Opinion of Counsel” shall mean an opinion in writing, reasonably acceptable to the Trustee, signed by legal counsel, who may be an employee of or counsel to the Company, any Co-Issuer or any Guarantor or who may be other counsel.

ORIGINAL ISSUE DISCOUNT SECURITIES

The term “Original Issue Discount Securities” shall mean a Security issued pursuant to this Indenture which provides for an amount less than the principal face amount thereof to be due and payable upon declaration of acceleration pursuant to Section 6.01.

OUTSTANDING

The term “Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 8.01 and Section 8.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities, or portions thereof, for the payment, purchase or redemption of which moneys in the necessary amount (or, to the extent that such Security is payable in Shares or other securities or property, Shares or such other securities or property in the necessary amount, together with, if applicable, cash in lieu of fractional Shares or securities) shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company and, with respect to any series of Securities for which there is one or more co-issuers, by the Issuers (if the Company and/or the Co-Issuer(s) shall act as its or their own paying agent), provided, that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article Three, or provisions satisfactory to the Trustee shall have been made for giving such notice;

(c) Securities in lieu of and in substitution for which other Securities shall have been authenticated and delivered pursuant to the terms of Section 2.07, unless proof satisfactory to the Trustee is presented that any such Securities are held by bona fide Holders in due course in whose hands such Securities are valid obligations of the Company and/or the Co-Issuer(s) (if any);

(d) Securities which have been defeased pursuant to Section 13.02; and

(e) Securities which have been converted or exchanged as contemplated by this Indenture into Shares or other securities or property, if the terms of such Security provide for such conversion or exchange.

PERIODIC OFFERING

The term “Periodic Offering” means an offering of Securities of a series from time to time the specific terms of which Securities, including without limitation the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the stated maturity of the principal amount thereof and the redemption, repurchase or repayment provisions, if any, with respect thereto, are to be determined by the Issuer(s) upon the issuance of such Securities.

PERSON

The term “Person” shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PLACE OF PAYMENT

The term “Place of Payment”, when used with respect to the Securities of any series, means the office or agency of the Company and, with respect to any series of Securities for which there is one or more co-issuers, of any Issuer in the Borough of Manhattan, The City of New York, designated and maintained by such Issuer pursuant to Section 4.02 and such other place or places where the principal of and premium, if any, and interest, if any, on the Securities of that series are payable as specified pursuant to Section 2.01.

REGULAR RECORD DATE

The term “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose pursuant to Sections 2.01 and 2.04.

RESPONSIBLE OFFICER

The term “Responsible Officer”, when used with respect to the Trustee, shall mean any officer of the Trustee in Corporate Trust Administration with direct responsibility for the administration of this Indenture, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

SECURITY REGISTER AND SECURITY REGISTRAR

The term “Security Register” and “Security Registrar” shall have the respective meanings specified in Section 2.05.

SHARES

The term “Shares” shall mean the Class A Ordinary Shares, nominal value $0.01 per share, of Aon plc authorized at the date of this Indenture as originally signed, or any other class of stock resulting from successive changes or reclassifications of such Shares, and in any such case including any shares thereof authorized after the date of this Indenture, and any other shares of Aon plc which do not have any priority in the payment of dividends or upon liquidation over any other class of shares.

TAXES

The term “Taxes” shall have the meaning specified in Section 4.05.

TRUST INDENTURE ACT

Except as otherwise provided in Section 10.03, the term “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, as in force at the date of this Indenture as originally executed; provided however, that in the event the Trust Indenture Act of 1939, as amended, is amended after the date of this Indenture, such term shall mean, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

UNITED STATES

The term “United States” shall mean the United States of America, its territories, possessions and other areas subject to its jurisdiction, including the Commonwealth of Puerto Rico.

ARTICLE TWO

Issue, Execution, Registration and Exchange of Securities

SECTION 2.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers, and set forth in an Officers’ Certificate of the Company and/or the Issuers, as applicable, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2) whether the Securities will be co-issued by one or more Co-Issuers;

(3) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.05, 2.06, 2.07, 3.03 or 10.04 or, if applicable, upon surrender in part of any Security for conversion or exchange into Shares or other securities or property pursuant to its terms);

(4) whether any Securities of the series are to be issuable in whole or in part in global form and, if so, (a) whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.05, and (b) the name of the Depositary with respect to any Global Security;

(5) the date or dates on which the principal of the Securities of the series is payable;

(6) the rate or rates, which may be fixed or variable, at which the Securities of the series shall bear interest, if any, and if the rate is variable, the manner of calculation thereof, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the determination of Holders of such Securities to whom interest is payable on any Interest Payment Date;

(7) whether Securities of the series are entitled to the benefits of the Guarantee pursuant to Article Fifteen of this Indenture from one or more, or all, of the Guarantors;

(8) the place or places (in addition to such place or places specified in this Indenture) where the principal of and premium, if any, and interest, if any, on Securities of the series shall be payable;

(9) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, repurchased or repaid, in whole or in part, at the option of the Issuer(s), pursuant to any sinking fund or otherwise;

(10) the obligation, if any, of the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers to redeem, repurchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed, repurchased or repaid, in whole or in part, pursuant to such obligation, and, where applicable, the obligation of the Issuer(s) to select the Securities to be redeemed, repurchased or repaid;

(11) if other than dollars, the currency or currencies, currency units or composite currency in which the Securities of the series shall be denominated and in which payments of principal of and premium, if any, and interest, if any, on and any other amounts payable with respect to such Securities shall or may be payable and, if applicable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, any such election may be made, and the time and manner of determining the exchange rate between the currency in which such Securities are stated to be payable and the currency in which such Securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of this Indenture to provide for or to facilitate the issuance of Securities denominated or payable, at the election of the Issuer(s) or a Holder thereof or otherwise, in a currency other than dollars;

(12) the denominations in which Securities of the series shall be issuable, if other than $1,000 or integral multiples thereof;

(13) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 or which the Trustee shall be entitled to claim pursuant to Section 6.02;

(14) if either or both of Section 13.02 and Section 13.03 shall be inapplicable to the Securities of the series (provided that if no such inapplicability shall be specified, then both Section 13.02 and Section 13.03 shall be applicable to the Securities of the series);

(15) any deletions from, modifications of or additions to the Events of Default or covenants of the Issuer(s) and the Guarantors with respect to any Securities of the series (whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein);

(16) whether the Securities of the series will be convertible into and/or exchangeable for Shares or other securities or property and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, and any deletions from or modifications or additions to this Indenture to permit or to facilitate the issuance of such convertible or exchangeable Securities or the administration thereof; and

(17) any other terms of the Securities of the series.

All Securities of any one series shall be substantially identical except (i) as to denomination and (ii) as may otherwise be provided in or pursuant to such Board Resolution and set forth, or determined in the manner provided, in such Officers’ Certificate or in any such indenture supplemental hereto.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution of the Company and/or a Co-Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and/or such Co-Issuer and delivered to the Trustee at the same time as or prior to the delivery of the Officers’ Certificate of the Company and/or such Co-Issuer setting forth the terms of the series.

Securities of any particular series may be issued at various times, and may have different dates on which the principal or any installment of principal is payable, different rates of interest, if any, or different methods by which rates of interest may be determined, different dates on which such interest may be payable, different redemption, repurchase or repayment dates, and such other differences as are provided in or pursuant to the Board Resolution of the Company and/or the Co-Issuer(s), if applicable, establishing the series, and any Officers’ Certificate of the Company and/or such Co-Issuer, if applicable, or any indenture supplemental hereto relating to such Securities.

After the issue date of any Securities, if additional securities are issued having the same terms and conditions as the existing Securities in all respects (other than the issue date, public offering price, and to the extent applicable, first date of interest accrual and first interest payment date of such notes) (the “Additional Securities”), but that are not fungible with the existing Securities for U.S. federal income tax purposes, the Additional Securities will have a separate CUSIP number.

With respect to Securities of a series offered in a Periodic Offering, the Board Resolution of the Company and/or the Co-Issuer, if applicable (or action taken pursuant thereto), any Officers’ Certificate of the Company and/or the Co-Issuer, if applicable, or any supplemental indenture relating to such Securities may provide general terms or parameters for some or all of the Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company and/or such Co-Issuer, if applicable, in accordance with other procedures specified in a Company Order as contemplated by the fourth paragraph of Section 2.03.

SECTION 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be in the following form:

[FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Dated:	By:
Authorized Officer

SECTION 2.03. Form, Execution, Authentication, Delivery and Dating of Securities. The Securities of each series shall be in substantially the forms approved from time to time by or pursuant to a Board Resolution of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers, or established in one or more Officers’ Certificates of the Company or the Issuers, as applicable, or indentures supplemental hereto, and shall be printed, lithographed, engraved or otherwise produced in such manner as the officers executing the same may determine, as evidenced by their execution of such Securities. Such Securities may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed, engraved or otherwise produced thereon as the Issuer(s) may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

Each Security shall be executed on behalf of the Company by the Chairman or any Vice Chairman of the Board of Directors of the Company or by the President or any Executive Vice President or any Vice President and by the Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of the Company. Such signatures may be the manual, or facsimile or electronic signatures of the present or any future such officers.

Each Security to be co-issued shall be executed on behalf of the Company by the Chairman or any Vice Chairman of the Board of Directors of the Company or by the President or any Executive Vice President or any Vice President and by the Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of the Company and on behalf of any Co-Issuer by the Chairman or any Vice Chairman of the Board of Directors of the Co-Issuer or by the President or any Executive Vice President and by the Treasurer or any Assistant Treasurer or Secretary or any Assistant Secretary of such Co-Issuer or, for Aon plc, by any director of Aon plc or, for AGH, by any director or company secretary of AGH, as the case may be. Such signatures may be the manual, or facsimile or electronic signatures of the present or any future such officers or director.

With respect to any series of Securities to which the provisions of Article Fifteen shall apply, except as otherwise provided in Article Fifteen, a notation of the Guarantee of each Guarantor endorsed on such Securities shall be executed on behalf of such Guarantor by the Chairman of the Board of Directors of such Guarantor, by the President or any Vice President or the Treasurer of such Guarantor or, for Aon plc, by any director of Aon plc or, for either of AGH or AGL, by any director or company secretary of AGH or AGL, as the case may be. The signature of any of these officers or directors on such notation of Guarantee may be manual, or facsimile or electronic.

Except as otherwise provided in Article Fifteen, each Security and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, each notation of Guarantee bearing the manual, or facsimile or electronic signatures of individuals who were at any time the proper officers of the Company, a Co-Issuer or a Guarantor, as the case may be, shall bind the Company, such Co-Issuer and such Guarantor, respectively, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Security or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the notation of Guarantee. At any time and from time to time after the execution and delivery of this Indenture, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers may deliver Securities of any series executed by the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities; provided, however, that in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures acceptable to the Trustee as may be specified by or pursuant to a Company Order delivered to the Trustee prior to the time of the first authentication of Securities of such series. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions of the Company and/or the Co-Issuer(s), if applicable, as permitted by this Section and Section 2.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be given, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate of the Company and the Co-Issuer, if applicable, pursuant to Section 16.04 and an Opinion of Counsel stating:

(a) if the form of such Securities has been established by or pursuant to a Board Resolution of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(b) if the terms of such Securities have been or, in the case of Securities offered in a Periodic Offering, will be established by or pursuant to a Board Resolution of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers as permitted by Section 2.01, that such terms have been or, in the case of Securities offered in a Periodic Offering, will be established in conformity with the provisions of this Indenture subject, in the case of Securities of a series offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel; and

(c) that each such Security, when authenticated and delivered by the Trustee and issued by the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute a valid and legally binding obligation of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantee of each Guarantor will constitute valid and binding obligations of such Guarantor in each case, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

If such form has or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and the Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 2.01 and of the immediately preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate of the Company and/or the Co-Issuer(s), if applicable, otherwise required pursuant to Section 2.01 if such Officers’ Certificate addresses each such Security and is delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company and/or the Co-Issuer(s), if applicable, of any of such Securities, the form and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.01 and this Section 2.03, as applicable, in connection with the first authentication of Securities of such series.

Every Security shall be dated the date of its authentication.

No Security or the Guarantee thereof, if applicable, shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual, facsimile or electronic signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and, together with the Guarantee thereof, if applicable, is entitled to the benefits of this Indenture.

Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers, and the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers shall deliver such Security to the Trustee for cancellation as provided in Section 2.09, for all purposes of this Indenture, such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 2.04. Currency; Denominations; Regular Record Date. Unless provided otherwise pursuant to Section 2.01 and Section 2.03, as applicable, the principal of and premium, if any, and interest, if any, on the Securities shall be payable in dollars.

The Securities shall be issuable in such denominations as may be specified as contemplated in Section 2.01. In the absence of any such specification with respect to any series, such Securities shall be issuable in the denominations contemplated by Section 2.01.

The term “Regular Record Date” as used with respect to an Interest Payment Date (except a date for payment of defaulted interest) shall mean such day or days as shall be specified in the terms of the Securities of any particular series as contemplated by Section 2.01; provided, however, that in the absence of any such provisions with respect to any series, such term shall mean (a) the last day of the calendar month next preceding such Interest Payment Date if such Interest Payment Date is the fifteenth day of a calendar month; or (b) the fifteenth day of a calendar month next preceding such Interest Payment Date if such Interest Payment Date is the first day of the calendar month; provided, further, that if the day which would be the Regular Record Date as provided herein shall be a day on which banking institutions in the City of Chicago or the Borough of Manhattan, The City of New York are authorized by law or required by executive order to close, then it shall mean the next preceding day which shall not be a day on which such institutions are so authorized or required to close.

The person in whose name any Security is registered at the close of business on the Regular Record Date with respect to an Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date notwithstanding the cancellation of such Security upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Interest Payment Date; provided, however, that if and to the extent the Company, and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and, if the provisions of Article Fifteen apply to such Security, the Guarantors shall default in the payment of the interest due on such Interest Payment Date, then such defaulted interest shall cease to be payable to the Holder on such Regular Record Date and may either be paid to the persons in whose names Outstanding Securities are registered at the close of business on a subsequent record date established by notice given by mail by or on behalf of the Company and/or any Co-Issuer (if any) to the Holders of Securities of the series in default not less than fifteen (15) days preceding such subsequent record date, such record date to be not less than five (5) days preceding the date of payment of such defaulted interest, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer(s) to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.05. Exchange and Registration of Transfer of Securities. Securities of any series may be exchanged for a like aggregate principal amount of Securities of other authorized denominations of such series. Securities to be exchanged shall be surrendered at the office or agency to be designated and maintained by the Company and, with respect to any series of Securities for which there is one or more co-issuers, an Issuer for such purpose in the City of Chicago or the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.02, and the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers shall execute and register or cause to be registered and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Holder making the exchange shall be entitled to receive.

The Company (or its designated agent (the “Security Registrar”)) shall keep, at such office or agency, a Security Register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register Securities and shall register the transfer of Securities as provided in this Article Two. The Security Register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the Security Register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Security of a particular series at such office or agency, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers shall execute and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors shall execute and the Company or the Security Registrar shall register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of such series for an equal aggregate principal amount and stated maturity.

All Securities presented for registration of transfer or for exchange, redemption, repurchase or repayment, as the case may be, shall (if so required by the Company, and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and the Trustee duly executed by, the Holder or his attorney duly authorized in writing.

All Securities and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the notation of Guarantee of each Guarantor thereof issued upon any registration of transfer or exchange of Securities shall be the valid obligation of the Company and the Co-Issuer(s) (if any) and, with respect to any Guarantee, the applicable Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

No service charge shall be made for any exchange or registration of transfer of Securities, but the Issuer(s) may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Issuer(s) shall not be required to issue, exchange or register a transfer of (a) any Securities of any series for a period of fifteen (15) days next preceding any selection of such Securities of such series to be redeemed, repurchased or repaid, or (b) any Security of any such series selected for redemption, repayment or repurchase in whole or in part except, in the case of any such series to be redeemed, repurchased or repaid in part, the portion thereof not to be so redeemed, repurchased or repaid.

SECTION 2.06. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers may execute and, upon receipt of a Company Order, the Trustee shall authenticate and deliver temporary Securities of such series (printed, lithographed, typewritten or otherwise produced). Temporary Securities of any series shall be issuable in any authorized denominations, and substantially in the form approved from time to time by or pursuant to a Board Resolution of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers, but with such omissions, insertions, substitutions and variations as may be appropriate for temporary Securities, all as may be determined by the officers executing such temporary Securities, such determination to be evidenced by such execution. Every temporary Security shall be executed by the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the notation of Guarantee thereon shall be executed by the Guarantors, and such temporary Security shall be authenticated by the Trustee, in each case, upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Except in the case of temporary Securities in global form (which, except as otherwise provided pursuant to Section 2.01, shall be exchanged in accordance with the provisions of Section 2.05), without unnecessary delay the Issuer(s) shall execute and shall furnish definitive Securities of such series evidenced by the temporary Securities and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor without charge at the office or agency to be designated and maintained by the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers for such purpose in the City of Chicago or the Borough of Manhattan, The City of New York, in accordance with the provisions of Section 4.02, and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of the same series and stated maturity of authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

If temporary Securities of any series are issued in global form, any such temporary Global Security shall, unless otherwise provided therein pursuant to Section 2.01, be delivered to the office of the Depositary designated for such temporary Global Security for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

SECTION 2.07. Mutilated, Destroyed, Lost or Stolen Securities. In case any temporary or definitive Security of any series shall become mutilated or be destroyed, lost or stolen, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, each Guarantor in the case of a mutilated Security shall, and in the case of a lost, stolen or destroyed Security may, in its discretion, execute, and upon receipt of a Company Order the Trustee shall authenticate and deliver, a new Security of the same series and stated maturities of principal and interest as the mutilated, destroyed, lost or stolen Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Issuer(s) and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer(s) and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security, as the case may be, and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers. Upon the issuance of any substituted Security, the Issuer(s) may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith and in addition, a further sum not exceeding ten dollars for each Security so issued in substitution. In case any Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Issuer(s) may, instead of issuing a substituted Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish the Issuer(s) and the Trustee with such security or indemnity as they may require to save each of them harmless and, in case of destruction, loss or theft, evidence to the satisfaction of the Issuer(s) of the destruction, loss or theft of such Security and of the ownership thereof.

Every substituted Security, together with the notation of any Guarantee thereof, issued pursuant to the provisions of this Section by virtue of the fact that any Security is destroyed, lost or stolen shall, with respect to such Security, constitute an additional contractual obligation of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, each Guarantor whether or not the destroyed, lost or stolen Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities appertaining thereto and shall, to the extent permitted by law, preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.08. Securities in Global Form. If Securities of a series are issuable in global form, then, notwithstanding the provisions of Section 2.01, any such Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Security in global form to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee in such manner and upon instructions given by such Person as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 2.03 or Section 2.06.

SECTION 2.09. Cancellation. All Securities surrendered for payment, redemption, repurchase, repayment, exchange or registration of transfer or for credit against any sinking fund payment shall, if surrendered to the Company or, with respect to any series of Securities for which there is one or more co-issuers, to the Issuers or any agent of the Company, such Co-Issuer (if any) or of the Trustee, be delivered to the Trustee and promptly cancelled by it or, if surrendered to the Trustee, be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly permitted by or pursuant to any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities in its customary manner and, upon written request, deliver a certificate of such disposal to the Issuer(s) or, if requested to do so by the Company and/or the Co-Issuer(s) (if any), shall return such cancelled Securities to the Company or such Co-Issuer (if any).

SECTION 2.10. Computation of Interest. Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 2.11. CUSIP Numbers. The Issuer(s) in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption, repurchase or repayment as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption, repurchase or repayment and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption, repurchase or repayment shall not be affected by any defect in or omission of such numbers. The Issuer(s) will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE THREE

Redemption of Securities

SECTION 3.01. Redemption of Securities; Applicability of Article. Redemption of Securities of any series as permitted or required by the terms thereof shall be made in accordance with such terms and this Article Three; provided, however, that if any provision of any series of Securities shall conflict with any provision of this Article Three, the provisions of such series of Securities shall govern.

SECTION 3.02. Tax Redemption. The Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers shall have the option to redeem the Securities of any series, in whole but not in part, at any time prior to the maturity date of the principal of the Securities of any series, upon the giving of not less than 30 nor more than 90 days’ notice of tax redemption to holders, at a redemption price equal to the principal amount thereof plus accrued but unpaid interest to the date of redemption, if, with respect to such series:

(a) the Company determines and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers determine that, as a result of:

(1) any change in, amendment to, or announced proposed change in the laws or any regulations or rulings promulgated thereunder of the United Kingdom or Ireland (or, in each case, of any political subdivision or taxing authority thereof); or

(2) any change in the application or official interpretation of such laws, regulations or rulings, or (in either case) any change in the application or official interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which the United Kingdom or Ireland is a party, which change, execution or amendment becomes effective on or after the issue date of the Securities; or

(3) any Guarantor would be required to pay Additional Amounts with respect to its Guarantee relating to such Securities on the next succeeding Interest Payment Date and the payment of such Additional Amounts cannot be avoided by the use of reasonable measures available to such Guarantor; or

(b) the Company determines and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers determine based upon an opinion of independent counsel of recognized standing that, as a result of any action taken by any legislative body of, taxing authority of, or any action brought in a court of competent jurisdiction in, the United Kingdom or Ireland (or, in each case, any political subdivision or taxing authority thereof), which action is taken or brought on or after the issue date of the Securities under the laws of a jurisdiction other than the United Kingdom or Ireland (or, in each case, any political subdivision or taxing authority thereof) in accordance with Section 11.01, with respect to taxes imposed by such other jurisdiction, there is a substantial probability that the circumstances described in subsection (a) above would exist.

(c) Notwithstanding any other provision of this Indenture, no notice of redemption pursuant to clause (a) or (b) of this Section 3.02 may be given earlier than ninety (90) days prior to the earliest date on which a Guarantor would be obligated to pay Additional Amounts as contemplated by clause (a) or (b), as the case may be.

(d) Prior to the delivery of any notice of redemption pursuant to this Section 3.02, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers will deliver to the Trustee an Officers’ Certificate of the Company and/or such Co-Issuer(s) (if any) stating that each of the Company and such Co-Issuer(s) (if any) is entitled to effect or cause a redemption and setting forth a statement of facts showing that the conditions precedent of the right so to redeem or cause such redemption have occurred and, if the redemption is pursuant to clause (b) above, the opinion of independent counsel referred to in such clause (b), which shall be in a form satisfactory to the Trustee. Delivery of any notice of redemption pursuant to this Section 3.02 will be conclusive and binding on the Holders of the Securities being redeemed. Once the Company and/or the Co-Issuer(s) (if any) delivers such Officers’ Certificate to the Trustee, any notice of redemption that has been given shall be irrevocable.

SECTION 3.03. Notice of Redemption; Selection of Securities. In case the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers shall desire to exercise the right to redeem all or, as the case may be, any part of a series of Securities pursuant to this Article Three or the terms and provisions otherwise applicable to such series, it shall fix a date for redemption, it shall prepare the notice of such redemption and it shall deliver or, at the Company’s and such Co-Issuer’s (if any) request and expense, the Trustee shall deliver such notice of redemption at least ten (10) and not more than ninety (90) days prior to the date fixed for redemption to the Holders of the Securities and, in the case of Securities in global form, to the Depositary of such series which are Securities to be redeemed as a whole or in part at their last addresses as the same appear on the Security Register. Such delivery shall be by prepaid first class mail or in the case of global securities, delivered electronically to the Depository. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder shall have received such notice. In any case, failure to give notice by mail or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

Each notice of redemption shall specify the date fixed for redemption, the redemption price at which the applicable Securities are to be redeemed, the Place of Payment, that payment will be made upon presentation and surrender of such Securities and that on and after said date interest, if any, thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued of the same series. In the case of Securities of any series that are convertible or exchangeable into Shares or other securities or property, the notice of redemption shall state the then current conversion or exchange price or rate, the date or dates on which the right to convert or exchange the principal of the Securities of such series to be redeemed shall commence or terminate, as applicable, and the place or places where and the Persons to whom such Securities may be surrendered for conversion or exchange.

Prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or, if the provisions of Article Fifteen shall apply to the Securities to be redeemed, the Guarantors will deposit in trust with the Trustee or with one or more paying agents (or, if the Company and/or such Co-Issuer(s) (if any) is acting as its own paying agent, segregate and hold in trust as provided in Section 4.03) an amount of money sufficient to redeem on the redemption date all the Securities or portions of Securities so called for redemption at the appropriate redemption price, together with accrued interest, if any, to the date fixed for redemption. The Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers will give the Trustee notice of each redemption at least fifteen (15) days prior to the date fixed for redemption (unless a shorter notice is acceptable to the Trustee) as to the aggregate principal amount of Securities to be redeemed.

If less than all the Securities of a series are to be redeemed, the Securities to be redeemed shall be selected by lot if the Securities are in definitive form, and, if the Securities are in global form, then in accordance with the procedures of the Depositary; provided however, that no such partial redemption shall reduce the portion of the principal amount of a Security of such series not redeemed to less than the minimum denomination for a Security of such series established herein or pursuant hereto. In the case of certificated Securities, the Trustee shall promptly notify the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal of such Securities which has been or is to be redeemed.

SECTION 3.04. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities with respect to which such notice has been given shall become due and payable on the date and at the Place of Payment stated in such notice at the applicable redemption price and on and after said date (unless the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and, if the provisions of Article Fifteen apply to the Securities to be redeemed, the Guarantors shall default in the payment of the applicable redemption price) interest on the Securities or portions of Securities so called for redemption shall cease to accrue. On presentation and surrender of such Securities subject to redemption at said Place of Payment in said notice specified, the said Securities or the specified portions thereof called for redemption shall be paid and redeemed by the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers at the applicable redemption price. Interest, if any, payable on an Interest Payment Date that occurs on or prior to the date fixed for redemption shall continue to be payable (but without interest thereon unless the Company and, with respect to any series of Securities for which there is one or more co-issuers, any Issuer shall default in payment thereof) to the Holders thereof registered as such on the Security Register on the relevant Regular Record Date for such Interest Payment Date subject to the terms and provisions of Section 2.04. At the option of the Company, payment may be made by check, wire transfer or other electronic means to (or to the order of) the Holders of the Securities or other persons entitled thereto against presentation and surrender of such Securities.

Upon presentation of any Security redeemed in part only (with, if the Company, the Co-Issuer(s) (if any) or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, such Co-Issuer(s) (if any) and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company, the Co-Issuer(s) (if any) and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, each Guarantor shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company and the Co-Issuer(s) (if any), a new Security or Securities of the same series and stated maturity, of authorized denominations, in aggregate principal amount equal to the unredeemed portion of the Security so presented.

ARTICLE FOUR

Particular Covenants of the Company and/or any Co-Issuer

SECTION 4.01. Payment of Principal, Premium and Interest. The Issuer(s) will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest, if any, on each of the Securities, whether payable in cash, Shares or other securities or property, at the place, at the respective times and in the manner provided in the terms of the applicable Securities and in this Indenture. The interest on Securities shall be payable only to or upon the written order of the Holders thereof and at the option of the Issuer(s) may be paid by wire transfer, other electronic means or mailing checks for such interest payable to or upon the order of such Holders at their last addresses as they appear on the Security Register for such Securities.

SECTION 4.02. Offices for Notices and Payments, etc. As long as any of the Securities of a series remain outstanding, the Issuer(s) will designate and maintain, in the City of Chicago and the Borough of Manhattan, The City of New York, an office or agency where the Securities of such series may be presented for registration of transfer and for exchange as in this Indenture provided, an office or agency where notices and demands to or upon the Company and/or the Co-Issuer(s) (if any) in respect of the Securities of such series or of this Indenture may be served, and an office or agency where the Securities of such series may be presented for payment. The Issuer(s) will give to the Trustee notice of the location of each such office or agency and of any change in the location thereof. In case the Issuer(s) shall fail to designate and maintain any such office or agency in the City of Chicago or the Borough of Manhattan, The City of New York, or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the Corporate Trust Office of the Trustee in the City of Chicago or the City of New York and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands.

The Issuer(s) may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer(s) of its or their obligations to maintain an office or agency in each place of payment for Securities of any series for such purposes. The Issuer(s) will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby initially designates each of The Bank of New York Mellon Trust Company, N.A., located at 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606 and The Bank of New York Mellon Trust Company, N.A. and its affiliate located at 240 Greenwich Street, New York, New York 10286 as a Security Registrar and as the office or agency of the Company and/or the Co-Issuer(s) (if any) in the City of Chicago and the Borough of Manhattan, the City of New York, respectively, where the Securities may be presented for payment and for registration of transfer and for exchange as in this Indenture provided and where notices and demands to or upon the Company and/or the Co-Issuer(s) (if any) in respect of the Securities of any series or of this Indenture may be served.

SECTION 4.03. Provisions as to Paying Agent.

(a) Whenever the Issuer(s) shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it or they, as applicable, will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,

(1) that it or they, as applicable, will comply with the provisions of the Trust Indenture Act applicable to it as a paying agent,

(2) that it or they, as applicable, will hold sums held by it as such agent for the payment of the principal of and premium, if any, and interest, if any, on the Securities of such series in trust for the benefit of the Holders of the Securities of such series entitled thereto and will notify the Trustee of the receipt of sums to be so held,

(3) that it or they, as applicable, will give the Trustee notice of any failure by such Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of and premium, if any, and interest, if any, on the Securities of such series when the same shall be due and payable, and

(4) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such paying agent.

(b) If the Company or any Co-Issuer shall act as its own paying agent, it will, on or before each due date of the principal of and premium, if any, and interest, if any, on the Securities of any series set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series entitled thereto a sum sufficient to pay such principal, premium, or interest so becoming due. The applicable Issuer will promptly notify the Trustee of any failure to take such action.

(c) Whenever the Issuer(s) shall have one or more paying agents for any series of Securities, it or they, as applicable, will, prior to each due date of the principal of and premium, if any, and interest, if any, on any Securities of that series, deposit with a paying agent a sum sufficient to pay such principal, premium or interest so becoming due, such sum to be held in trust for the benefit of the Holders of the Securities of such series entitled to such principal, premium or interest, and (unless such paying agent is the Trustee) such Issuer(s) will promptly notify the Trustee of its action or failure so to act.

(d) Anything in this Section to the contrary notwithstanding, such Issuers may, at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent hereunder as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

(e) Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 12.02 and 12.03.

(f) To the extent that the terms of any Securities established pursuant to Section 2.01 provide that any principal of or premium or interest, if any, on any such Securities is or may be payable in Shares or other securities or property, then the provisions of this Section 4.03 shall apply, mutatis mutandis, to such Shares or other securities or property.

SECTION 4.04. Statement by Officers as to Default.

(a) The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate of the Company, which shall include the statements provided for in Section 16.04 and stating whether or not to the best knowledge of the signers thereof either the Company and/or a Co-Issuer is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture to be performed or observed by it and specifying all such defaults and the nature thereof of which they may have knowledge.

(b) The Company will deliver to the Trustee, as soon as practicable upon becoming aware of any default (which word has the meaning of the word “default” as used in Section 6.07) or Event of Default with respect to a particular series of Securities that has occurred and is continuing, a written notice setting forth the details of such default or Event of Default.

SECTION 4.05. Payment of Additional Amounts.

(a) All payments made by a Guarantor (including any successor in interest to any of the foregoing) in respect of its Guarantee shall be made free and clear of and without withholding or deduction for or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United Kingdom or Ireland, as applicable, or, in each case, by any authority or agency therein or thereof having the power to tax (collectively, “Taxes”), unless such Guarantor is required to withhold or deduct Taxes by law.

If a Guarantor is required to withhold or deduct any amount for or on account of Taxes from any payment made with respect to its Guarantee, such Guarantor shall pay such additional amounts (“Additional Amounts”) as may be necessary in order that that the net amount received in respect of such payments by each beneficial owner, the Trustee or any Agent, as the case may be, after such withholding or deduction (including any such deduction or withholding from such Additional Amounts), shall not be less than the amounts that would have been received in respect of such payments on the Guarantees in the absence of such withholding or deduction; provided however that no such Additional Amounts will be payable with respect to Taxes:

(1) that would not have been imposed or levied but for the existence of any present or former connection between the relevant Holder or beneficial owner of the Securities (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, trust, partnership or corporation), and the United Kingdom or Ireland, as applicable, or, in each case, any political subdivision or territory or possession thereof or therein or area subject to its jurisdiction, including, without limitation, such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or treated as a resident thereof or domiciled thereof or a national thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein;

(2) that are estate, inheritance, gift, sales, transfer, personal property, wealth or similar taxes, duties, assessments or other governmental charges;

(3) payable other than by withholding from payments in respect of a Guarantee;

(4) that would not have been so imposed but for the failure of the applicable recipient of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent:

(i) such compliance is required by applicable law or administrative practice or an applicable treaty as a precondition to exemption from, or reduction in, the rate of deduction or withholding of such Taxes; and

(ii) at least thirty (30) days before the first payment date with respect to which such Additional Amounts shall be payable, such Guarantor has notified such recipient in writing that such recipient is required to comply with such requirement;

(5) that would not have been imposed but for the presentation of a Security (where presentation is required) for payment on a date more than thirty (30) days after the date on which such payment became due and payable or the date on which payment thereof was duly provided for, whichever occurred later;

(6) that are imposed or withheld pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), as of the issue date of the Securities (or any amended or successor version of such sections), any regulations promulgated thereunder, any official interpretations thereof, any similar law or regulation adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing or any agreements entered into pursuant to Section 1471(b)(1) of the Code;

(7) that would not have been imposed if presentation for payment of the relevant Securities or a Guarantee (where presentation is required) had been made to a paying agent other than the paying agent to which the presentation was made; or

(8) any combination of the foregoing clauses (1) through (7);

nor shall Additional Amounts be paid with respect to any payment in respect of a Guarantee to any such Holder or beneficial owner who is a fiduciary or a partnership or a beneficial owner who is other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to such Additional Amounts had it been the Holder of the Security.

(b) For avoidance of doubt, no Additional Amounts shall be paid with respect to or on account of any present or future income, stamp or other tax, duty, levy, impost, assessment or other governmental charge of any nature whatsoever imposed or levied by or on behalf of the government of the United States or the United Kingdom relating to payments by the Issuer(s) under any Securities.

(c) All references in this Indenture, other than in Articles Twelve or Thirteen, to the payment of the principal of or premium, if any, or interest, if any, on or the net proceeds received on the sale or exchange of, any Securities or any payment made under a Guarantee shall be deemed to include Additional Amounts to the extent that, in that context, Additional Amounts are, were or would be payable in respect thereof.

(d) The obligations of each Guarantor to pay Additional Amounts if and when due will survive the termination of this Indenture and the payment of all other amounts in respect of the Securities.

ARTICLE FIVE

Securityholder Lists and Reports by

the Company And The Trustee

SECTION 5.01. Securityholder Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee with respect to the Securities of each series:

(a) semi-annually, not later than each Interest Payment Date (in the case of any series having semi-annual Interest Payment Dates) or not later than the dates determined pursuant to Section 2.01 (in the case of any series not having semi-annual Interest Payment Dates), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of the Regular Record Date (or as of such other date as may be determined pursuant to Section 2.01 for such series) therefor, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company; and

(b) at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Securities of the particular series specified by the Trustee as of a date not more than fifteen (15) days prior to the time such information is furnished;

provided, however, that in the case of clauses (a) and (b), if and so long as the Trustee shall be the Security Registrar, any such list shall exclude names and addresses received by the Trustee in its capacity as Security Registrar, and such list shall not be required to be furnished.

SECTION 5.02. Preservation and Disclosure of Lists.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Securities contained in the most recent list furnished to it as provided in Section 5.01 or received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

(b) In case three or more Holders of Securities of a series (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants’ desire to communicate with other Holders of Securities of such series or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and it is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five (5) Business Days after the receipt of such application, at its election, either

(1) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or

(2) inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of such series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five (5) days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holder with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Co-Issuer(s) (if any) and the Trustee that none of the Company, any Co-Issuer or the Trustee or any agent of the Company, any Co-Issuer or of the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).

SECTION 5.03. Reports by the Company. The Company covenants:

(a) to file with the Trustee within thirty (30) days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations; and

(c) to transmit by mail to all the Holders of Securities of each series, as the names and addresses of such Holders appear on the Security Register, within thirty (30) days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company with respect to each such series pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 5.04. Reports by the Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each May 15th following the date of the initial issuance of Securities under this Indenture, deliver to Holders a brief report, dated as of such May 15th, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders of Securities of a particular series, be filed by the Trustee with each stock exchange, if any, upon which the Securities of such series are listed and also with the Commission and the Company and the Co-Issuer(s) (if any). The Company and the Co-Issuer(s) (if any) agree to notify the Trustee when and as the Securities of any series become listed or delisted on any stock exchange.

ARTICLE SIX

Remedies on Default

SECTION 6.01. Events of Default. In case one or more of the following Events of Default with respect to a particular series of Securities shall have occurred and be continuing:

(a) default in the payment of the principal of or premium, if any, on the Securities of such series as and when the same shall become due and payable (whether payable in cash or in Shares or other securities or property), either at maturity, upon redemption, repurchase or repayment, by declaration or otherwise; or

(b) default in the payment of any installment of interest, if any, or in the payment of any Additional Amount upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

(c) with respect to any series of Securities to which the provisions of Article Fifteen shall apply as contemplated by Section 2.01, any Guarantee ceases to be in full force and effect or is declared to be null and void and unenforceable with respect to the Securities of such series or any Guarantee is found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms hereof) with respect to the Securities of such series; or

(d) failure on the part of the Company, and, with respect to any series of Securities for which there is one or more co-issuers, any Co-Issuer or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, any Guarantor duly to observe or perform any other of the covenants or agreements on the part of the Company or, if applicable, such Co-Issuer or, if applicable, such Guarantor in this Indenture applicable to Securities of such series for a period of ninety (90) days after the date on which written notice of such failure, specifying such failure and requiring the Company or, if applicable, such Co-Issuer or, if applicable, such Guarantor to remedy the same and stating that such notice is a “Notice of Default” hereunder, shall have been given to the Company or, if applicable, such Co-Issuer or, if applicable, such Guarantor by the Trustee, or to the Company and, if applicable, such Co-Issuer and, if applicable, such Guarantor and the Trustee by the Holders of at least twenty-five percent (25%) in aggregate principal amount of the Securities of such series at the time Outstanding; or

(e) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or, with respect to any series of Securities for which there is one or more co-issuers, any Co-Issuer or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, any Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointment of an administrator, receiver, examiner, process adviser, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or, with respect to any series of Securities for which there is one or more co-issuers, any Co-Issuer or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, any Guarantor or for any substantial part of property of the Company or, if applicable, any Co-Issuer or, if applicable, any Guarantor or ordering the winding-up or liquidation of its affairs and such decree, order or appointment shall remain unstayed or in place and in effect for a period of ninety (90) days; or

(f) except for any case, proceeding, meeting, resolution or order in connection with a winding-up of the Company or, with respect to any series of Securities for which there is one or more co-issuers, any Co-Issuer or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, any Guarantor for the purposes of a solvent reorganization or reconstruction of the Company, such Co-Issuer or such Guarantor, as applicable, either the Company or, with respect to any series of Securities for which there is one or more co-issuers, any Co-Issuer or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, any Guarantor shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law in any jurisdiction now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case or proceeding under any such law, or shall consent to the appointment of or taking possession by an administrator, receiver, examiner, process adviser, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or, with respect to any series of Securities for which there is one or more co-issuers, any Co-Issuer or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, any Guarantor or for any substantial part of the property of the Company or, if applicable, any Co-Issuer or, if applicable, any Guarantor or shall make any general assignment for the benefit of creditors; or

(g) default in the delivery of any Shares, together with cash in lieu of fractional shares, or any other securities or property (including cash) when required to be delivered upon conversion of any convertible Security of such series established pursuant to Section 2.01 or upon the exchange of any Security of such series which is exchangeable for other securities or property, and continuance of such default for a period of 10 Business Days; or

(h) any other Event of Default provided with respect to Securities of such series;

then in each and every such case, unless the principal amount of all the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Company and, with respect to any series of Securities for which there is one or more co-issuers, to the Issuers and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, any Guarantor (and to the Trustee if given by Holders of such Securities) may declare the principal amount of and accrued and unpaid interest, if any, on all the Securities (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) of such series to be due and payable immediately, and upon any such declaration such principal amount (or specified amount), and accrued and unpaid interest, if any, shall become and shall be immediately due and payable.

The foregoing provisions, however, are subject to the conditions that if, at any time after the principal of and accrued and unpaid interest, if any, on the Securities of any series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors shall pay or shall deposit with the Trustee a sum sufficient to pay (or, to the extent that the terms of the Securities of such series established pursuant to Section 2.01 expressly provide for payment to be made in Shares or other securities or property, together with cash in lieu of fractional shares or securities, sufficient to pay) all matured installments of interest, if any, due upon all the Securities of such series and the principal of and premium, if any, on all Securities of such series (or, with respect to Original Issue Discount Securities, such lesser amount as may be specified in the terms of such Securities) which shall have become due otherwise than by acceleration (with interest, if any, upon such principal and premium, if any, and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such series, as the case may be (or, with respect to Original Issue Discount Securities at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption, repurchase, repayment or acceleration of such series, as the case may be), to the date of such payment or deposit), and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct, and any and all Events of Default under the Indenture with respect to such series, other than the nonpayment of principal on Securities of that series that shall not have become due by their terms, shall have been remedied or waived, then and in every such case the Holders of a majority in aggregate principal amount of the Securities of such series then Outstanding, by written notice to the Company and, with respect to any series of Securities for which there is one or more co-issuers, to the Issuers and to the Trustee, may rescind and annul such declaration and its consequences; provided no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Co-Issuer(s) (if applicable), the Guarantors (if applicable), the Trustee and the Holders of Securities, as the case may be, shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Co-Issuer(s) (if applicable), the Guarantors (if applicable), the Trustee and the Holders of Securities, as the case may be, shall continue as though no such proceedings had been taken.

SECTION 6.02. Payment of Securities on Default; Suit Therefor. The Company covenants and, with respect to any series of Securities for which there is one or more co-issuers, each Issuer covenants that (1) in case default shall be made in the payment of any installment of interest, if any, on any of the Securities of any series, as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (2) in case default shall be made in the payment of the principal of or premium, if any, on any of the Securities of any series, as and when the same shall have become due and payable, whether upon maturity of such series or upon redemption, repurchase or repayment or upon declaration or otherwise, then upon demand of the Trustee, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers will pay to the Trustee, for the benefit of the Holders of the Securities of such series, the whole amount that then shall have become due and payable on all such Securities of such series, for principal, premium, if any, or interest, if any, as the case may be, with interest upon the overdue principal, premium, if any and (to the extent that payment of such interest is enforceable under applicable law) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such series (or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption, repurchase, repayment or acceleration of such series, as the case may be); and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct.

In case the Company or, with respect to any series of Securities for which there is one or more co-issuers, any Issuer shall fail forthwith to pay such amounts upon such demand by the Trustee and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, such amounts have not been paid by the Guarantors under their respective Guarantees, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company, the Issuers (with respect to any series of Securities for which there is one or more co-issuers), the Guarantors (with respect to any series of Securities to which the provisions of Article Fifteen shall apply) or any other obligor upon such Securities and collect in the manner provided by law out of the property of the Company, the Co-Issuer(s) (if applicable), the Guarantors (if applicable) or any other obligor upon such Securities wherever situated the moneys adjudged or decreed to be payable.

In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company, any Co-Issuer (with respect to any series of Securities for which there is one or more co-issuers), any Guarantor (with respect to any series of Securities to which the provisions of Article Fifteen shall apply) or any other obligor upon Securities of any series under Title 11 of the U.S. Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company, any Co-Issuer (if applicable), any Guarantor (if applicable) or such other obligor, or in the case of any other judicial proceedings relative to the Company, any Co-Issuer (if applicable), any Guarantor (if applicable) or such other obligor, or to the creditors or property of the Company, such Co-Issuer (if applicable), such Guarantor (if applicable) or such other obligor, the Trustee, irrespective of whether the principal of the Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise to the extent permitted by the court, to file and prove a claim or claims for the whole amount of principal (or, with respect to Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series), premium, if any, and interest, if any, owing and unpaid in respect of the Securities of such series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct) and of the Holders of the Securities of such series allowed in any such judicial proceedings relative to the Company, any Co-Issuer (if applicable), any Guarantor (if applicable) or other obligor upon the Securities of such series, or to the creditors or property of the Company, such Co-Issuer (if applicable), such Guarantor (if applicable) or such other obligor, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders of such series and of the Trustee on their behalf; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders of the Securities of such series to make payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders of such series, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities, or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

SECTION 6.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 6.02 shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal, premium, if any, or interest, if any, upon presentation of the several Securities in respect of which moneys have been collected, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: To the payment of reasonable costs and expenses applicable to such Securities of collection, reasonable compensation to the Trustee, in each of its capacities hereunder, its agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or willful misconduct;

SECOND: In case the principal of the Securities in respect of which moneys have been collected shall not have become due, to the payment of interest, if any, on such Securities in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest, if any, specified in such Securities (or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption, repurchase or repayment or acceleration), such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities in respect of which moneys have been collected shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Securities for principal, premium, if any, and interest, if any, and (to the extent that such interest has been collected by the Trustee) interest upon overdue installments of interest, if any, at the same rate as the rate of interest specified in such Securities (or, with respect to Original Issue Discount Securities, at the rate specified in the terms of such Securities for interest on overdue principal thereof upon maturity, redemption, repurchase or repayment or acceleration); and, in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal, premium, if any, and interest, if any, without preference or priority of principal and premium, if any, over interest, if any, or of interest, if any, over principal and premium, if any, or of any such Security over any other such Security, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest, if any; and

FOURTH: Any remainder to the Company, any Co-Issuer (if applicable) or as a court of competent jurisdiction may direct.

SECTION 6.04. Proceedings by Securityholders. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceedings at law or in equity or in bankruptcy or otherwise, upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than twenty-five percent (25%) in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity reasonably satisfactory as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue of or by availing himself of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provisions in this Indenture, however, the right of any Holder of any Security to receive payment of the principal of and premium, if any, and interest, if any, on such Security, on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. With respect to Original Issue Discount Securities, principal shall mean such amount as shall be due and payable as specified in or established pursuant to the terms of such Securities.

SECTION 6.05. Remedies Cumulative and Continuing. All powers and remedies given by this Article Six to the Trustee or to the Holders of Securities shall, to the extent permitted by law, be deemed cumulative and not exclusive, of any thereof or of any other powers and remedies available to the Trustee or the Holders of Securities, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Securities to exercise any right or power accruing upon any Event of Default with respect to such Securities occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.

SECTION 6.06. Direction of Proceedings. The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that (subject to the provisions of Section 7.01) the Trustee shall have the right to decline to follow any such direction (i) that is in conflict with this

Indenture or the Securities of such series, (ii) if the Trustee, being advised by counsel, determines that the action or proceedings so directed may not lawfully be taken or (iii) if the Trustee in good faith by its board of directors or executive committee or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed would involve the Trustee in personal liability.

SECTION 6.07. Notice of Defaults. The Trustee shall, within ninety (90) days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to that series known to the Trustee in accordance with Section 7.02(i) to all Holders of then Outstanding Securities of that series, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “defaults” for the purpose of this Section being hereby defined to be the events specified in Sections 6.01(a), (b), (c), (d), (e), (f) and (g) and any additional events specified in the terms of any series of Securities pursuant to Section 2.01, not including periods of grace, if any, provided for therein, and irrespective of the giving of written notice specified in Section 6.01(d) or in the terms of any Securities established pursuant to Section 2.01); and provided that, except in the case of default in the payment of the principal of and premium, if any, and interest, if any, on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Securities of such series.

SECTION 6.08. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder of any series, or group of such Securityholders, holding in the aggregate more than ten percent (10%) in aggregate principal amount of any Securities of any series, or to any suit instituted by any Securityholders for the enforcement of the payment of the principal of and premium, if any, and interest, if any, on any Security on or after the due date expressed in such Security or for the enforcement of the right, if any, to convert or exchange any Security into Shares or other securities in accordance with its terms.

SECTION 6.09. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except a default

(1) in the payment of the principal of and premium, if any, and interest, if any, on any Security of such series;

(2) in the case of any Securities which are convertible into or exchangeable for Shares or other securities or property, a default in any such conversion or exchange; or

(3) in respect of a covenant or provision hereof which under Article Ten cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture and the Securities of such series; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

ARTICLE SEVEN

Concerning the Trustee

SECTION 7.01. Duties and Responsibilities of Trustee. The Trustee, except during the continuance of an Event of Default of a particular series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to a particular series has occurred (which has not been cured or waived), the Trustee shall exercise with respect to Securities of that series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default with respect to a particular series and after the curing or waiving of all Events of Default with respect to such series which may have occurred:

(1) the duties and obligations of the Trustees with respect to such series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of Securities pursuant to Section 6.06 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

No provision of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.02. Reliance on Documents, Opinions, etc. Subject to the provisions of Section 7.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the Chairman or any Vice Chairman of the Board of Directors of the Company or by the President or any Executive Vice President or any Vice President or the Treasurer of the Company and by the Secretary or any Assistant Secretary or, if the other signatory is other than the Treasurer, any Assistant Treasurer of the Company (unless other evidence in respect thereof be herein specifically prescribed); any Board Resolution of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of the Company; any request, direction, order or demand of any Co-Issuer mentioned herein shall be sufficiently evidenced by an instrument signed in the name of such Co-Issuer by the Chairman or any Vice Chairman of the Board of Directors of such Co-Issuer or by the President or any Executive Vice President or any Vice President or the Treasurer of such Co-Issuer and by the Secretary or any Assistant Secretary or, if the other signatory is other than the Treasurer, any Assistant Treasurer of such Co-Issuer (unless other evidence in respect thereof be herein specifically prescribed) or, for Aon plc, any director of Aon plc or, for either of AGH or AGL, by any director or company secretary of AGH or AGL, as the case may be; and any Board Resolution of any Co-Issuer may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of such Co-Issuer; any request, direction, order or demand of any Guarantor mentioned herein shall be sufficiently evidenced by an instrument signed in the name of such Guarantor by the Chairman or any Vice Chairman of the Board of Directors of such Guarantor or by the President or any Executive Vice President or any Vice President or the Treasurer of such Guarantor and by the Secretary or any Assistant Secretary or, if the other signatory is other than the Treasurer, any Assistant Treasurer of such Guarantor (unless other evidence in respect thereof be herein specifically prescribed) or, for Aon plc, any director of Aon plc or, for either of AGH or AGL, by any director or company secretary of AGH or AGL, as the case may be; and any Board Resolution of any Guarantor may be evidenced to the Trustee by a copy thereof certified by the Secretary or any Assistant Secretary of such Guarantor;

(c) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance with such Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders, pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, any Co-Issuer or any Guarantor personally or by agent or attorney;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

(g) the Trustee shall not be liable for any action taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(h) in no event shall the Trustee be responsible or liable for any special, punitive, indirect or consequential (including but not limited to loss of profit) loss or damage, irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(i) the Trustee shall not be deemed to have knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has received actual written notice thereof at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(k) the Trustee may request that the Company, any Co-Issuer or any Guarantor deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

SECTION 7.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Securities, other than the Trustee’s certificate of authentication, shall be taken as the statements of the Company, the Co-Issuer(s), as applicable, and the Guarantors, as applicable, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, provided that the Trustee shall not be relieved of its duty to authenticate Securities only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company and/or the Co-Issuer with respect to any series of Securities for which there is one or more co-issuers, of Securities or the proceeds thereof.

SECTION 7.04. Ownership of Securities. The Trustee or any agent of the Company, any Co-Issuer, any Guarantor or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not Trustee, or an agent of the Company, a Co-Issuer, a Guarantor or the Trustee.

SECTION 7.05. Moneys to Be Held in Trust. Subject to the provisions of Section 12.04, all moneys received by the Trustee or any paying agent shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company or, with respect to any series of Securities for which there is one or more co-issuers, any Co-Issuer to pay thereon. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by the Chairman or any Vice Chairman of the Board of Directors of the Company or by the President or any Executive Vice President or any Vice President or the Treasurer or any Assistant Treasurer of the Company and/or, with respect to any series of Securities for which there is one or more co-issuers, upon the written order of the Co-Issuer(s), signed by the Chairman or any Vice Chairman of the Board of Directors of a Co-Issuer or by the President or any Executive Vice President or any Vice President or the Treasurer or any Assistant Treasurer of a Co-Issuer and for Aon plc, any director of Aon plc or, for either of AGH or AGL, by any director or company secretary of AGH or AGL, as the case may be.

SECTION 7.06. Compensation, Indemnification and Expenses of Trustee. The Company and, with respect to any series of Securities for which there is one or more co-issuers, each Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation and, except as otherwise expressly provided, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation, expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its own negligence or willful misconduct. The Company and, with respect to any series of Securities for which there is one or more co-issuers, each Issuer and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, each Guarantor, jointly and severally, also covenant to indemnify the Trustee and its directors, officers, employees and agents for, and to hold it harmless against, any loss, claim, damage, liability or expense incurred without negligence or willful misconduct on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the obligations of each of the Issuers under this Section to compensate the Trustee and to pay or reimburse the Trustee for reasonable expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture, the resignation or removal of the Trustee and the payment of the Securities.

SECTION 7.07. Officers’ Certificate as Evidence. Subject to the provisions of Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate of the Company, a Co-Issuer, as applicable, or of a Guarantor, as applicable, delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.08. Conflicting Interest of Trustee.

(a) If the Trustee has or shall acquire any conflicting interest, as defined in the Trust Indenture Act, it shall, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect specified in the Trust Indenture Act.

(b) In the event that the Trustee shall fail to comply with the provisions of subsection (a) of this Section, the Trustee shall, within ten (10) days after the expiration of such ninety-day period, transmit notice of such failure to all Securityholders of the series affected by the conflicting interest as the names and addresses of such Holders appear on the Security Register.

SECTION 7.09. Eligibility of Trustee. There shall at all times be a trustee hereunder which shall be a corporation organized and doing business under the laws of the United States or of any State or Territory thereof or of the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers, (b) is subject to supervision or examination by Federal, State, Territorial or District of Columbia authority and (c) shall have at all times a combined capital and surplus of not less than fifty million dollars. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

SECTION 7.10. Resignation or Removal of Trustee.

(a) The Trustee, or any trustee or trustees hereafter appointed, may, upon sixty (60) days’ written notice to the Company, and, with respect to any series of Securities for which there is one or more co-issuers, to the Issuers, at any time resign with respect to one or more or all series by giving written notice of resignation to the Company and, with respect to any series of Securities for which there is one or more co-issuers, to the Issuers, and by mailing notice of such resignation to the Holders of then outstanding Securities of each series affected at their addresses as they shall appear on the Security Register. Upon receiving such notice of resignation, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers shall promptly appoint a successor trustee with respect to the applicable series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, and, with respect to any series of Securities for which there is one or more co-issuers, by order of the Board of Directors of each Issuer one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the mailing of such notice of resignation to the Securityholders, the resigning Trustee may petition at the expense of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 6.08, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(1) the Trustee shall fail to comply with the provisions of subsection (a) of Section 7.08 with respect to any series of Securities after written request therefor by the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months, or

(2) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.09 with respect to any series of Securities and shall fail to resign after written request therefor by the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or by any such Securityholder, or

(3) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company and, with respect to any series of Securities for which there is one or more co-issuers, any Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors of the Company, and, with respect to any series of Securities for which there is one or more co-issuers, the Board of Directors of each Issuer one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.08, any Securityholder of such series who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Securities of any series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series by so notifying the Trustee and the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and appoint a successor trustee with respect to the Securities of such series with the consent of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

(e) Any successor trustee appointed pursuant to this Section may be appointed with respect to the Securities of one or more series or all of such series, and at any time there shall be only one Trustee with respect to the Securities of any particular series.

SECTION 7.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company, each Co-Issuer, each Guarantor and its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company, any Co-Issuer, any Guarantor or the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act and shall assign, transfer and deliver to such successor or trustee all property and money held by such trustee so ceasing to act. Upon request of any such successor trustee, the Company, each Co-Issuer and each Guarantor shall execute any and all instruments in writing in order more fully and certainly to vest in and confirm to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.06.

In case of the appointment hereunder of a successor trustee with respect to the Securities of one or more (but not all) series, the Company, each Issuer (if any of such series of Securities is co-issued by one or more co-issuers), each Guarantor (if any of such series of Securities are entitled to the benefits of Article Fifteen) and the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees being co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such trustee.

No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09.

Upon acceptance of appointment by a successor trustee as provided in this Section, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers shall give notice of the succession of such trustee hereunder to the Holders of Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the Company fails or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers fail to mail such notice in the prescribed manner within ten (10) days after the acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be so given at the expense of the Company and/or the Co-Issuer(s), if applicable.

SECTION 7.12. Successor by Merger, etc. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 7.08 and eligible under the provisions of Section 7.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 7.13. Limitations on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor with respect to the Securities, which may include the Co-Issuers or the Guarantors), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE EIGHT

Concerning the Securityholders

SECTION 8.01. Action by Securityholders. Whenever in this Indenture it is provided that the Holders of a specified aggregate principal amount of the Outstanding Securities of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified amount have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Securityholders in person or by agent or proxy appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers, (b) by the record of the Holders of Securities voting in favor thereof at any meeting of Securityholders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders.

In determining whether the Holders of a specified aggregate principal amount of the Outstanding Securities have taken any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the principal amount of any Original Issue Discount Security that may be counted in making such determination and that shall be deemed to be Outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable upon an Event of Default pursuant to the terms of such Original Issue Discount Security at the time the taking of such action is evidenced to the Trustee.

SECTION 8.02. Proof of Ownership. Subject to the provisions of Sections 7.01, 7.02 and 9.05, the ownership of Securities shall be proved by the Security Register or by a certificate of the Security Registrar.

SECTION 8.03. Who Are Deemed Absolute Owners. The Company, the Co-Issuer(s) (if applicable), the Guarantors (if applicable), the Trustee, any paying agent, any transfer agent and any Security Registrar may, subject to Section 2.04, treat the person in whose name a Security shall be registered upon the Security Register as the absolute owner of such Security (whether or not such Security shall be overdue) for the purpose of receiving payment thereof or on account thereof and for all other purposes, and neither the Company, the Co-Issuer(s) (if applicable), the Guarantors (if applicable), the Trustee, any paying agent, any transfer agent nor any Security Registrar shall be affected by any notice to the contrary.

If the Company or, if applicable, any Co-Issuer or, if applicable, any Guarantor shall solicit from the Holders of all or any series of Securities any request, demand, authorization, direction, notice, consent, waiver or other act, the Company or, if applicable, such Co-Issuer or, if applicable, such Guarantor may at its option (but is not obligated to), by or pursuant to a Board Resolution of the Company, such Co-Issuer or such Guarantor, as the case may be, fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other act. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other act may be given before or after such record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders for the purpose of determining whether Holders of the requisite proportion of the applicable Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other act, and for that purpose the applicable Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of all or any series of Securities shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the applicable record date.

SECTION 8.04. Company-Owned Securities Disregarded. In determining whether the Holders of the required aggregate principal amount of all or any series of Securities have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Securities which are owned by the Company or, with respect to any series of Securities for which there is one or more co-issuers, any Issuers or by any person directly or indirectly controlling or controlled by or under direct or indirect control with any Issuer, shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities which the Trustee has received written notice to be so owned shall be disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding for the purposes of this Section if the pledgee shall establish to the satisfaction of the Trustee the pledgor’s right to vote such Securities and that the pledgee is not a person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or, with respect to any series of Securities for which there is one or more co-issuers, any Issuer. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

SECTION 8.05. Revocation of Consents; Future Securityholders Bound. At any time prior to the taking of any action by the Holders of the aggregate principal amount of all or any series of the Outstanding Securities specified in this Indenture in connection with such action, any Holder of a Security the identifying number of which is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Security issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the Holders of the aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, each Co-Issuer (if applicable), each Guarantor (if applicable), the Trustee and the Holders of all the Securities of each series intended to be affected thereby.

ARTICLE NINE

Securityholders’ Meetings

SECTION 9.01. Purposes of Meetings. A meeting of Securityholders of any series may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

(1) to give any notice to the Company, a Co-Issuer (if applicable), a Guarantor (if applicable) or the Trustee, or to give any directions to the Trustee, or to waive any default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

(2) to remove the Trustee and appoint a successor trustee pursuant to the provisions of Article Seven;

(3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities of such series, as the case may be, under any other provision of this Indenture or under applicable law.

SECTION 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of Securities of any series to take any action specified in Section 9.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York as the Trustee shall determine. Notice of every meeting of the Holders of Securities of any or all series, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to all Holders of then Outstanding Securities of such series, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register, not less than twenty (20) nor more than one hundred eighty (180) days prior to the date fixed for the meeting. Failure of any Holder or Holders to receive such notice or any defect therein shall in no case affect the validity of any action taken at such meeting. Any meeting of Holders of Securities of any series shall be valid without notice if the Holders of all Securities of such series Outstanding, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers, and the Trustee are present in person or by proxy or shall have waived notice thereof before or after the meeting.

SECTION 9.03. Call of Meetings by Company or Securityholders. In case at any time the Company, pursuant to a Board Resolution of the Company, and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers, pursuant to a Board Resolution of the Issuers, or the Holders of at least ten percent (10%) in aggregate principal amount of the Securities of any series, as the case may be, then Outstanding, shall have requested the Trustee to call a meeting of Securityholders of Securities of such series to take any action authorized in Section 9.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed or published, as provided in Section 9.02, the notice of such meeting within thirty (30) days after receipt of such request, then the Company, such Co-Issuer(s), if applicable, or the Holders of Securities of such series in the amount above specified may determine the time and the place in said Borough of Manhattan for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing or publishing notice thereof as provided in Section 9.02.

SECTION 9.04. Qualification for Voting. To be entitled to vote at any meeting of Securityholders, a person shall be a Holder of one or more Securities of the series with respect to which a meeting is being held or a person appointed by an instrument in writing as proxy by such a Holder. The only persons who shall be entitled to be present or to speak at any meeting of the Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company or the Co-Issuer(s) and its or their counsel.

SECTION 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or by Securityholders as provided in Section 9.03, in which case the Company, the Issuers or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

Subject to the provisions of Sections 8.01 and 8.04, at any meeting of Securityholders of any series, each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount at maturity of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting not to be Outstanding. The chairman of the meeting shall have no right to vote except as a Securityholder or proxy. Any meeting of Securityholders duly called pursuant to the provisions of Section 9.02 or 9.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

SECTION 9.06. Voting. The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballot on which shall be subscribed the signatures of the Securityholders or proxies and on which shall be inscribed the identifying number or numbers or to which shall be attached a list of identifying numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall be signed and verified by the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and, with respect to any series of Securities for which there is one or more co-issuers, to the Issuers and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE TEN

Supplemental Indentures

SECTION 10.01. Supplemental Indentures without Consent of Securityholders. The Company, when authorized by a Board Resolution of the Company, each Issuer (if applicable), when authorized by Board Resolutions of such Issuer (with respect to any series of Securities for which there is one or more co-issuers), each Guarantor (if applicable), when authorized by a Board Resolution of such Guarantor, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

(a) to evidence the succession of another Person to the Company, a Co-Issuer or a Guarantor, or successive successions, and the assumption by any successor Person of the covenants, agreements and obligations of the Company, such Co-Issuer or such Guarantor pursuant to Article Eleven hereof;

(b) to add to the covenants of the Company, a Co-Issuer or a Guarantor for the benefit of the Holders of all or any series of Securities, to add any additional Events of Default with respect to all or any series of Securities, or to surrender any right or power conferred upon the Company, a Co-Issuer or a Guarantor;

(c) to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Global Securities and to make all appropriate changes for such purpose, and to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of uncertificated Securities of any series;

(d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture or in the terms of any series of Securities which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or in the terms of any series of Securities; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture or in the terms of any series of Securities as shall not adversely affect the interests of the Holders of any series of Securities in any material respect;

(e) to conform the terms of the Indenture or the Securities of a series or the Guarantee to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of such Securities;

(f) to evidence and provide for the acceptance and appointment hereunder by a successor trustee with respect to the Securities of one or more series, and to add or change any provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to Section 7.11; and

(g) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03.

The Trustee is hereby authorized to join with the Company and, if applicable, each of the Co-Issuers and, if applicable, each of the Guarantors in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company, each Co-Issuer (if applicable), each Guarantor (if applicable) and the Trustee without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 10.02.

SECTION 10.02. Supplemental Indentures with Consent of Securityholders. With the consent (evidenced as provided in Section 8.01) of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, the Company, when authorized by a Board Resolution of the Company, each Issuer (if applicable), when authorized by a Board Resolution of such Issuer (with respect to any series of Securities for which there is one or more co-issuers), each Guarantor (if applicable), when authorized by a Board Resolution of such Guarantor, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that, without the consent of the Holder of each Outstanding Security affected thereby, no such supplemental indenture shall:

(a) extend the stated maturity of any Securities, or reduce the principal amount thereof or premium, if any, thereon or reduce the rate or change the due date of any installment of principal or interest on, or payments of Additional Amounts, or reduce the amount due and payable upon acceleration of the maturity thereof or the amount provable in bankruptcy, or make the principal of or interest or premium, if any, on any Security payable in any coin or currency other than that provided in such Security;

(b) impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(c) reduce the aforesaid percentage in principal amount of Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required pursuant to Section 6.01 to waive defaults;

(d) make any change that adversely affects the right, if any, to convert or exchange any Security for Shares or other securities or property in accordance with its terms; or

(e) modify any of the provisions of this Section or Section 6.09, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 7.11 and 10.01(e).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Upon the request of the Company, each Co-Issuer, if applicable, and each Guarantor, if applicable, accompanied by a copy of a Board Resolution of the Company, and, if applicable, a Board Resolution of each Co-Issuer and, if applicable, a Board Resolution of each Guarantor authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company and, if applicable, each Co-Issuer and, if applicable, each Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution and delivery by the Company, the Co-Issuer(s), if applicable, the Guarantors, if applicable, and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give notice of such supplemental indenture to the Holders of then Outstanding Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security Register. Any failure of the Company or, if applicable, the Co-Issuers or, if applicable, the Guarantors to mail or publish such notice, or any defect therein, shall not, however in any way impair or affect the validity of any such supplemental indenture.

SECTION 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article Ten shall comply with the Trust Indenture Act of 1939, as amended and then in effect. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Ten, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Co-Issuers (if applicable), the Guarantors (if applicable) and the Holders of Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

The Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be given an Opinion of Counsel, an Officers’ Certificate of the Company, Officers’ Certificates of the Co-Issuers (if applicable) and Officers’ Certificates of the Guarantors (if applicable) stating that the execution of such supplemental indenture is authorized or permitted by this Indenture as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Ten.

SECTION 10.04. Notation on Securities. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provision of this Article Ten may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. New Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, and, with respect to any series of Securities for which there is one or more co-issuers, the Board of Directors of the Issuers, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company or the Issuers, if applicable, authenticated by the Trustee and delivered, without charge to the Securityholders, in exchange for the Securities of such series then Outstanding.

ARTICLE ELEVEN

Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 11.01. Company, Co-Issuer(s) and Guarantors May Consolidate, etc., Only on Certain Terms. So long as any Securities shall be Outstanding, none of the Company, or, with respect to any series of Securities for which there is one or more co-issuers, any Issuer or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, any Guarantor shall consolidate with or merge or convert into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person unless: (a) (1) The Company, such Co-Issuer or such Guarantor, as the case may be, is the surviving entity, or (2) the Person formed by such consolidation or conversion or into which the Company, such Co-Issuer or such Guarantor, as applicable, is merged or converted or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company, such Co-Issuer or such Guarantor, as the case may be, substantially as an entirety:

(i) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, in the case of the Company and/or the Co-Issuer(s), the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities and the performance of every covenant of this Indenture on the part of the Company and/or the Co-Issuer(s), if applicable, to be performed or observed or, in the case of such Guarantor, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the due and punctual payment of all payment obligations under the Guarantee and the performance of every other covenant of this Indenture on the part of such Guarantor to be performed or observed and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of the Securities of any series that are convertible or exchangeable into Shares or other securities, if any such Securities are then outstanding; and

(ii) in the case of the Company or Aon Corporation, is a corporation or other entity organized and existing under the laws of the United States, any State thereof or the District of Columbia.

(b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company, such Co-Issuer or such Guarantor, as applicable, as a result of such transaction as having been incurred by the Company, such Co-Issuer or such Guarantor, as applicable, at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(c) the Company, the Co-Issuer(s) and/or the Guarantor(s), as applicable, delivered to the Trustee an Officers’ Certificate of the Company, such Co-Issuer or such Guarantor, as the case may be, and, in any case, an Opinion of Counsel, each stating that such consolidation, merger, conversion, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article Eleven and that all conditions precedent herein provided for relating to such transaction have been complied with.

SECTION 11.02. Successor Person Substituted. So long as any Securities shall be outstanding, upon any consolidation, merger or conversion, or any conveyance, transfer or lease of the properties and assets of the Company, any Co-Issuer or any Guarantor substantially as an entirety, in accordance with Section 11.01, the successor Person formed by such consolidation or into which the Company, such Co-Issuer or such Guarantor, as applicable, is merged or converted or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, such Co-Issuer or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company, a Co-Issuer or a Guarantor, as the case may be, herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE TWELVE

Satisfaction and Discharge of Indenture; Unclaimed Moneys

SECTION 12.01. Discharge of Indenture. This Indenture shall, upon the receipt of a Company Order by the Trustee, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for) with respect to any series of Securities specified in such Company Order, and the Trustee, at the expense of the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(a) either:

(i) all Securities of such series theretofore authenticated and delivered (other than (A) Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (B) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and thereafter repaid to the Company or the Issuers, if applicable, or discharged from such trust, as provided in Section 12.04) have been delivered to the Trustee for cancellation; or

(ii) all such Securities of such series not theretofore delivered to the Trustee for cancellation:

(A) have become due and payable; or

(B) will become due and payable at their stated maturity within one year; or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers;

and the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors in the case of (A), (B) or (C) above, has or have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal, premium, if any, interest, if any, and Additional Amounts known, at the time of such deposit, to be payable (if any) with respect to such Securities, to the date of such deposit (in the case of Securities which have become due and payable) or to the stated maturity or date of redemption, as the case may be;

(b) the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors has or have paid or caused to be paid all other sums payable hereunder by the Company or the Issuers, if applicable, with respect to the Outstanding Securities of such series; and

(c) the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors has or have delivered to the Trustee an Officers’ Certificate of the Company, such Co-Issuers or such Guarantors, as the case may be, and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the following rights of the Holders and obligations of the Trustee, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors shall survive such satisfaction and discharge:

(1) All obligations under Section 7.06;

(2) If money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section or if money or obligations shall have been deposited with or received by the Trustee pursuant to Section 13.02, all obligations under Sections 2.05, 2.07, 4.02, 4.03, 6.03, 12.02 and 12.04;

(3) Any rights of Holders of the Securities of such series to require the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors to repurchase or repay, and the obligations of the Company of, if applicable, the Issuers or, if applicable, the Guarantors to repurchase or repay, such Securities at the option of the Holders; and

(4) Any rights of Holders of the Securities of such series to convert or exchange, and the obligations of the Company or the Issuers, if applicable, to convert or exchange, such Securities into Shares, securities or other property.

After any such deposit, the Trustee for such series shall acknowledge in writing the discharge of the Company’s and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers’ and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors’ obligations under the Securities of such series and this Indenture with respect to the Securities of such series except for those surviving obligations specified above.

SECTION 12.02. Deposited Moneys to Be Held in Trust by Trustee. Subject to Section 12.04, all moneys deposited with the Trustee pursuant to this Indenture shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company or any Co-Issuer acting as its own paying agent), to the Holders of the particular Securities for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest, if any, and, to the extent provided in Section 12.01(a)(ii), Additional Amounts, if any.

Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors, as the case may be, from time to time upon request of the Company or the Guarantors, as the case may be, any money held by it as provided in Section 12.01(a)(ii) which is in excess of the amount thereof which would then be required to be deposited for the purpose for which such money was deposited.

SECTION 12.03. Paying Agent to Repay Moneys Held. In connection with the satisfaction and discharge of this Indenture with respect to a series of Securities, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

SECTION 12.04. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of and premium, if any, interest, if any, and, to the extent provided in Section 12.01(a)(ii), Additional Amounts, if any, on any Security and not applied but remaining unclaimed for three years after the date upon which such principal, premium, if any, interest, if any, and Additional Amounts, if any, shall have become due and payable, shall be repaid to the Company, the Issuers or the Guarantors, as applicable, by the Trustee or such paying agent on demand, and the Holder of such Security shall thereafter look only to the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors for any payment as unsecured general creditors unless an abandoned property law designates another Person and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease.

ARTICLE THIRTEEN

Defeasance and Covenant Defeasance

SECTION 13.01. Applicability of Article; Company’s Option to Effect Defeasance or Covenant Defeasance. Unless pursuant to Section 2.01 provision is made for the inapplicability of either or both of (a) defeasance of the Securities of a series under Section 13.02 or (b) covenant defeasance of the Securities of a series under Section 13.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article Thirteen, shall be applicable to the Securities of such series, and the Company may at its option by a Board Resolution of the Company, or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers may at their option by Board Resolutions of the Issuers, at any time, with respect to the Securities of such series, elect to have either Section 13.02 (unless inapplicable) or Section 13.03 (unless inapplicable) be applied to the Outstanding Securities of such series upon compliance with the applicable conditions set forth below in this Article Thirteen.

SECTION 13.02. Defeasance and Discharge. Upon the Company’s or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers’ exercise of the option provided in Section 13.01 to defease the Outstanding Securities of a particular series, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors shall be discharged from their obligations with respect to the Outstanding Securities of such series on the date the applicable conditions set forth in Section 13.04 are satisfied (hereinafter, “defeasance”). Defeasance shall mean that the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series, and the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors shall be deemed to have satisfied all other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers shall execute proper instruments acknowledging the same); provided, however, that the following rights, obligations, powers, trusts, duties and immunities shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Securities of such series to receive, solely from the trust fund provided for in Section 13.04, payments in respect of the principal of and premium, if any, interest, if any, and Additional Amounts known, at the time such defeasance is effected, to be payable, if any, on such Securities when such payments are due, (b) the Company’s and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers’ obligations with respect to such Securities under Sections 2.05, 2.06, 2.07,

4.02, 5.01, 7.06 and 12.04, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, (d) any rights of Holders of the Securities of such series (unless otherwise provided pursuant to Section 2.01 with respect to the Securities of such series) to convert or exchange, and the obligations of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers to convert or exchange, such Securities into Shares or other securities or property and (e) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers may exercise its option with respect to defeasance under this Section 13.02 notwithstanding the prior exercise of its option with respect to covenant defeasance under Section 13.03 in regard to the Securities of such series.

SECTION 13.03. Covenant Defeasance. Upon the Company’s and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers’ exercise of the option provided in Section 13.01 to obtain a covenant defeasance with respect to the Outstanding Securities of a particular series, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors shall be released from their obligations under this Indenture (except any obligations under Sections 2.05, 2.06, 2.07, 4.01, 4.02, 4.04, 5.01, 6.02, 7.06, 7.10 and 12.04) with respect to the Outstanding Securities of such series on and after the date the applicable conditions set forth in Section 13.04 are satisfied (hereinafter, “covenant defeasance”). Covenant defeasance shall mean that, with respect to the Outstanding Securities of such series, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers and, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in this Indenture (except any obligations under Sections 2.05, 2.06, 2.07, 4.01, 4.02, 4.04, 5.01, 6.02, 7.06, 7.10 and 12.04), whether directly or indirectly by reason of any reference elsewhere herein in any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document, and such omission to comply shall not constitute an Event of Default under Section 6.01(d) with respect to Outstanding Securities of such series, and the remainder of this Indenture and of the Securities of such series shall be unaffected thereby.

SECTION 13.04. Conditions to Defeasance or Covenant Defeasance. The following shall be conditions to defeasance under Section 13.02 and covenant defeasance under Section 13.03 with respect to the Outstanding Securities of a particular series:

(a) The Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.09 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money in an amount, (ii) Governmental Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment or, if such defeasance or covenant defeasance is to be effected in compliance with subsection (i) below, on the relevant redemption date, as the case may be, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (A) the principal of (and premium, if any, on), each installment of principal of and premium, if any, interest, if any, and all Additional Amounts known to be payable at the time of such defeasance or covenant defeasance, as the case may be, on the Outstanding Securities of such series on the stated maturity of or earlier redemption date, as the case may be, with respect to such principal or installment of principal or interest and (B) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities of such series on the day on which such payments are due and payable in accordance with terms of this Indenture and of such Securities. For this purpose, “Government Obligations” means securities that are (I) direct obligations of the government which issued the currency in which the Securities of such series are denominated for the payment of which its full faith and credit is pledged or (II) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such Government Obligation or a specific payment of principal of or interest on any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such Government Obligation or the specific payment of principal of or interest on such Government Obligation evidenced by such depository receipt.

(b) No Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as subsections 6.01(e) and (f) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(c) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or a Co-Issuer, if applicable, is a party or by which it is bound.

(d) Such defeasance or covenant defeasance shall not cause any Securities of such series then listed on any national securities exchange registered under the Exchange Act, as amended, to be delisted.

(e) In the case of an election with respect to Section 13.02, the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors have received from, or there has been published by, the Internal Revenue Service a private letter ruling pertaining to this transaction or a comparable form of transaction, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law (including, but not limited to, a change in the Code, proposed, temporary or final Treasury regulations, Revenue Rulings, Revenue Procedures, Internal Revenue Service Notices, Announcements, and other public announcements), in either case to the effect that, and based thereon such opinion shall confirm that, the beneficial owners of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

(f) In the case of an election with respect to Section 13.03, the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or, with respect to any series of Securities to which the provisions of Article Fifteen shall apply, the Guarantors shall have delivered to the Trustee an Opinion of Counsel to the effect that the beneficial owners of the Outstanding Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

(g) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers in connection therewith pursuant to Section 3.01.

(h) The Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers shall have delivered to the Trustee an Officers’ Certificate of the Company or the Issuers and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

(i) If the moneys or Government Obligations or combination thereof, as the case may be, deposited under clause (a) above are sufficient to pay the principal of and premium, if any, and interest, if any, on and, to the extent provided in such clause (a), Additional Amounts with respect to, such Securities provided such Securities are redeemed on a particular redemption date, the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers shall have given the Trustee irrevocable instructions to redeem such Securities on such date and to provide notice of such redemption to Holders as provided in or pursuant to this Indenture.

SECTION 13.05. Deposited Money and Government Obligations to be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of Section 12.04, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee—collectively for purposes of this Section 13.05, the “Trustee”) pursuant to Section 13.04 in respect of the Outstanding Securities of a particular series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company or any Co-Issuer acting as its own paying agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, interest and Additional Amounts, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Obligations deposited pursuant to Section 13.04 or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities of such series.

Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers from time to time upon request of the Company or the Issuers, if applicable, any money or Government Obligations held by it as provided in Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited for the purpose for which such money or Government Obligations were deposited.

ARTICLE FOURTEEN

Immunity of Incorporators, Stockholders,

Officers and Directors

SECTION 14.01. Indenture and Securities Solely Corporate Obligations. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in any Security, or because of any indebtedness evidenced thereby, shall be had against any past, present or future incorporator, stockholder, officer or director, as such, of the Company, the Co-Issuer(s), the Guarantors or any successor Person to any of them, either directly or through the Company, the Co-Issuer(s), the Guarantors or any successor Person, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

ARTICLE FIFTEEN

GUARANTEES

SECTION 15.01. Guarantee. The provisions of this Article Fifteen shall be applicable only to, and inure solely to the benefit of, the Securities of any series designated, pursuant to Section 2.01, as being entitled to the benefits of the Guarantees. For purposes of this Article Fifteen, the term “Securities” means the Securities to which the provisions of this Article Fifteen shall be applicable and the term “Holder” means the person in whose name such a Security is registered on the registration books kept for that purpose in accordance with the terms hereof. Each Guarantor hereby fully, unconditionally and irrevocably guarantees, jointly and severally, to and for the benefit of (a) each Holder the due and prompt payment in full of all amounts which may at any time be or become from time to time due and payable by the Company under this Indenture or otherwise with respect to the Securities registered in such Holder’s name, and (b) the Trustee and its successors and assigns the due and prompt payment in full of all amounts which may at any time be or become from time to time due and payable by the Company or, with respect to any series of Securities for which there is one or more co-issuers, by the Issuers under this Indenture to the Trustee (each, a “Guaranteed Obligation” and, collectively, “Guaranteed Obligations”), in the case of both clause (a) and clause (b), at their stated due dates or when otherwise due in accordance with the terms thereof. Each Guarantor agrees that any interest on Guaranteed Obligations which accrues after the commencement of any such proceeding (or which would have accrued had such proceeding not been commenced) shall constitute Guaranteed Obligations.

Each Guarantor hereby agrees that its guarantee set forth in this Section 15.01 (the “Guarantee”) is a guarantee of the due and punctual payment (and not merely of collection) of Guaranteed Obligations, and shall be full, absolute and unconditional, irrespective of, and shall not be affected by, any invalidity, irregularity or enforceability of this Indenture or any Security, any failure to enforce the provisions of this Indenture or any Security, any waiver, modification or consent granted to the Company or, with respect to any series of Securities for which there is one or more co-issuers, to the Issuers with respect thereto, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or guarantor. Each Guarantor waives, to the fullest extent permitted by law, all notices of acceptance of its Guarantee or of the creation, renewal, extension, modification, acceleration, compromise or release of any Security or any obligation under this Indenture, and no such creation, renewal, extension, modification, acceleration, compromise or release of any Security or any obligation under this Indenture shall impair or diminish such Guarantor’s obligations under the Guarantee.

Each Guarantor waives, to the fullest extent permitted by law, any requirement that a Holder or the Trustee, in the event of a default in the paying of any Guaranteed Obligation by the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers, first make demand upon or seek to enforce remedies against the Company or the Co-Issuer(s), if applicable, or first realize upon the collateral, if any, available to such Holder or the Trustee before demanding payment under or seeking to enforce the Guarantee of such Guarantor.

Each Guarantor hereby waives, to the fullest extent permitted by law, in favor of the Holders and the Trustee, any and all of its rights, protections, privileges and defenses provided by applicable law to a guarantor and waives any right of set-off which such Guarantor may have against any Holder or the Trustee with respect to any Guaranteed Obligations which are or may become payable by such Guarantor to such Holder or the Trustee, as the case may be.

Each Guarantor hereby waives, to the fullest extent permitted by law, diligence, notice of acceptance, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers, any right to require a proceeding first against the Company or, with respect to any series of Securities for which there is one or more co-issuers, the Issuers or any other person, protest, notice of dishonor or non-payment to or on such Guarantor or the Company or such Co-Issuer, if applicable, notice of any other default, breach or nonperformance of any agreement, covenant or obligation of the Company or such Co-Issuer, if applicable, under this Indenture or any Security, and all notices and demands whatsoever with respect to this Indenture, Securities or any indebtedness evidenced thereby.

Each Guarantee is a continuing guarantee and nothing save payment in full of each Guaranteed Obligation shall discharge a Guarantor of its obligations under its Guarantee in respect of such Guaranteed Obligation.

The Guarantees shall continue to be effective or to be reinstated, as the case may be, if at any time any Guaranteed Obligation, in whole or in part, is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy, liquidation or reorganization of the Company or a Co-Issuer or otherwise.

The obligations of each Guarantor under its Guarantee shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company or a Co-Issuer or by any defense which the Company or a Co-Issuer may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. No delay or omission by any Holder or the Trustee to exercise any right under the Guarantees shall impair any such right, nor shall it be construed to be a waiver thereof.

Notwithstanding anything to the contrary in this Indenture, a Board Resolution of the Company or a Co-Issuer, or one or more supplemental indentures supplemental hereto, providing for the issuance of a series of Securities pursuant to Section 2.01 may provide that any one or more, or all, of the Guarantors guarantee such series of Securities as provided in this Article Fifteen.

SECTION 15.02. Subrogation. Each Guarantor shall be subrogated to all rights of each Holder and the Trustee against the Company and any Co-Issuer, if applicable, in respect of any amounts paid to such Holder or the Trustee, as the case may be, by such Guarantor pursuant to the provisions of the Guarantee; provided, however, that no Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation with respect to Guaranteed Obligations relating to Securities of the same series and like tenor until all such Guaranteed Obligations that are due and payable have been paid in full.

SECTION 15.03. Notation of Guarantee. To further evidence the Guarantee set forth in this Article Fifteen, except as provided below, each Guarantor hereby agrees that a notation of such Guarantee in the form set forth in Annex A hereto shall be endorsed on each Security to which the Guarantee applies and shall be executed on behalf of each Guarantor pursuant to Section 2.03. Each Guarantor hereby agrees that its Guarantee set forth in this

Article Fifteen shall remain in full force and effect notwithstanding any failure to endorse on each Security to which it applies a notation of such Guarantee. The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due and valid delivery of any Guarantee designated with respect to the Securities pursuant to Section 2.01 on behalf of the Guarantors with respect to such Guarantee.

Notwithstanding anything in this Indenture to the contrary, each of Aon plc, Aon Corporation, AGL and AGH may, but shall have no obligation to, execute a notation of its Guarantee with respect to any Securities issued pursuant to the Original Indenture. Such Guarantee of each of Aon plc, Aon Corporation, AGL and AGH shall be sufficiently evidenced by its execution of this Indenture and, as provided in the second paragraph of this Section 15.03, such Guarantee shall remain in full force and effect notwithstanding no notation of such Guarantee is affixed to any such Securities.

SECTION 15.04. Irish Guarantee Limitation. A Guarantee shall not apply to the extent it would result in such Guarantee constituting unlawful financial assistance within the meaning of Section 82 of the Companies Act 2014 of Ireland (as amended) or constitute a breach of Section 239 of the Companies Act 2014 of Ireland (as amended).

ARTICLE SIXTEEN

Miscellaneous Provisions

SECTION 16.01. Benefits of Indenture Restricted to Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.

SECTION 16.02. Provisions Binding on Successors. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company, the Co-Issuer(s) or the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

SECTION 16.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company or a Co-Issuer or a Guarantor may be given or served by being deposited postage prepaid first class mail in a post office letter box addressed (until another address is filed by the Company with the Trustee), as follows: if to the Company, AGL, Aon Corporation, Aon plc or AGH: c/o Aon Corporation, 200 East Randolph Street, Chicago, Illinois 60601, Attention: Treasurer. Any notice, direction, request or demand by the Company or a Co-Issuer or the Guarantors, or any Securityholder, to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at its Corporate Trust Department, 240 Greenwich Street, Floor 7E, New York, New York 10286, Attention: Corporate Trust Administration with a copy to 311 South Wacker Drive, Suite 6200B, Floor 62, Mailbox #44, Chicago, Illinois 60606, Attention: Corporate Trust Administration, or at any other address previously furnished in writing to the Company by the Trustee.

SECTION 16.04. Evidence of Compliance with Conditions Precedent. Upon any application or demand by the Company, any Co-Issuer or any Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company, such Co-Issuer or such Guarantor, as the case may be, shall furnish to the Trustee an Officers’ Certificate of the Company, such Co-Issuer or such Guarantor, as the case may be, stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company, any Co-Issuer or any Guarantor may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Co-Issuer or any Guarantor, as the case may be, a governmental official or officers or any other Person or Persons, stating that the information with respect to such factual matters is in the possession of the Company, such Co-Issuer or such Guarantor, as the case may be, or such governmental official or officers or such other Person or Persons, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate, opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

SECTION 16.05. Legal Holidays. Unless otherwise provided in the terms of a Security, in any case where the date of maturity of any interest, premium on or principal of the Securities or the date fixed for redemption, repurchase or repayment of any Securities shall not be a Business Day in a city where payment thereof is to be made, then payment of any interest or premium on, or principal of, such Securities need not be made on such date in such city but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, repurchase or repayment, and no interest shall accrue for the period after such date.

SECTION 16.06. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

SECTION 16.07. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 16.08. New York Contract. This Indenture and each Security shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State, without regard to the principles of conflicts of laws.

SECTION 16.09. Consent to Service. The Company, each Co-Issuer and each Guarantor has designated and appointed Corporation Service Company, 80 State Street, Albany, New York 12207-2543, as its authorized agent for service of process in any proceeding arising out of or relating to this Indenture or the Securities of any series to which the provisions of Article Fifteen shall apply brought in any federal or state court sitting in the Borough of Manhattan in The City of New York. By the execution and delivery of this Indenture, the Company, each Co-Issuer and each Guarantor irrevocably submits to the nonexclusive jurisdiction of any such court in any such suit or proceeding, and agrees that service of process upon said agent, together with written notice of said service to the Company, such Co-Issuer or Guarantor, shall be deemed in every respect effective service of process upon the Company, such Co-Issuer or Guarantor, in any such suit or proceeding; provided, that a Security may specify additional jurisdictions as to which the Company, such Co-Issuer or Guarantor may consent to the nonexclusive jurisdiction of its courts with respect to such Security. The Company, each Co- Issuer or Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said agent or a successor agent in full force and effect so long as any Securities to which the provisions of Article Fifteen shall apply shall be Outstanding.

SECTION 16.10. Separability. In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 16.11. Assignment. Each of the Company and, with respect to any series of Securities for which there is one or more co-issuers, the Issuers will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned subsidiary of the Company or the Issuers, as applicable, provided that, in the event of any such assignment, the Company or the Issuers, as applicable, will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

SECTION 16.12. Waiver of Jury Trial; Submission to Jurisdiction. EACH OF THE COMPANY, THE CO-ISSUERS, THE GUARANTORS, THE TRUSTEE AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY. Each of the Company, the Co-Issuers and the Guarantors hereby irrevocably submit to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Indenture, the Guarantee and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

SECTION 16.13. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, epidemics, pandemics or similar outbreaks of infectious disease, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to avoid and mitigate the effects of such occurrences and to resume performance as soon as practicable under the circumstances.

SECTION 16.14. Judgment Currency. Each Issuer and each Guarantor severally agree, to the fullest extent that they may effectively do so under applicable law, that:

(a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of and premium, if any, and interest, if any, on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate (as determined by an exchange rate agent to be appointed by the applicable Issuer or Guarantor) at which in accordance with normal banking procedures the exchange rate agent could purchase in The City of New York the Required Currency with the Judgment Currency on the day on which a final unappealable judgment is entered, unless such day is not a Business Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate (as determined by an exchange rate agent) at which in accordance with normal banking procedures the exchange rate agent could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day preceding the day on which a final unappealable judgment is entered; and

(b) their obligations under this Indenture to make payments in the Required Currency:

(1) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a) above), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments;

(2) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable; and

(3) shall not be affected by judgment being obtained for any other sum due under this Indenture.

SECTION 16.15. Tax Withholding. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (as used in this Section 16.15, “Applicable Law”) that a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to this Indenture, the Company agrees (i) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) that is reasonably requested in writing and in the Company’s possession (or, to the extent not in the Company’s possession, can be obtained through commercially reasonable efforts of the Company) so the Trustee can determine whether it has tax related obligations under Applicable Law, except to the extent that providing such information to the Trustee would result in a violation of any applicable law, rule or regulation (inclusive of directives, guidelines and interpretations promulgated by competent authorities) or would require the consent, authorization, approval or waiver of a Person who is not a party to this Indenture or an affiliate of a party to this Indenture and such consent, authorization, approval or waiver cannot be obtained through commercially reasonable efforts of the Company, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability. The terms of this Section shall survive the termination of this Indenture.

SECTION 16.16. Electronic Communications. The Trustee shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”), given pursuant to this Indenture and delivered using Electronic Means; provided, however, that the Company and the Co-Issuer(s), if applicable, shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and the Co-Issuer(s), if applicable, whenever a person is to be added or deleted from the listing. If the Company or any of the Co-Issuer(s), if applicable, elects to give the Trustee Instructions using Electronic Means and the Trustee in its discretion elects to act upon such Instructions, the Trustee’s understanding of such Instructions shall be deemed controlling. Each of the Company and the Co-Issuer(s), if applicable, understands and agrees that the Trustee cannot determine the identity of the actual sender of such Instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company and the Co-Issuer(s), if applicable, shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and that the Company and the Co-Issuer(s), if applicable, and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and the Co-Issuer(s), if applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Each of the Company and the Co-Issuer(s), if applicable, agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company or the Co-Issuer(s), if applicable, as the case may be; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. The Trustee may execute this Indenture and any other documents delivered pursuant hereto (including authentication of the Securities) via Electronic Means.

“Electronic Means” shall mean the following communications methods: S.W.I.F.T., e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

SECTION 16.17. Sanctions.

(a) Each Issuer and Guarantor covenants and represents that neither it nor any of its respective affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC)), the United Nations Security Council, the European Union, HM Treasury or other relevant sanctions authority (collectively “Sanctions”).

(b) Each Issuer and Guarantor covenants and represents that neither it nor any of its respective affiliates, subsidiaries, directors or officers will use any payments made pursuant to this Indenture (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions or (iii) in any other manner that will result in a violation of Sanctions by any person.

[Signature pages follow.]

IN WITNESS WHEREOF, each of the parties has caused this Indenture to be duly signed, all as of the day and year first above written.

Aon North America, Inc., a corporation duly organized and existing under the laws of the state of Delaware,

By	/s/ Robert Lee
	Name:	Robert Lee
	Title:	Vice President

Aon plc, a public limited company duly incorporated and existing under the laws of Ireland,

By	/s/ Paul Hagy
	Name:	Paul Hagy
	Title:	Treasurer

Aon Corporation, a corporation duly organized and existing under the laws of the State of Delaware,

By	/s/ Robert Lee
	Name:	Robert Lee
	Title:	Vice President

Aon Global Limited, a private limited company duly incorporated and existing under the laws of England and Wales,

By	/s/ Alistair Boyd
	Name:	Alistair Boyd
	Title:	Director

[Signature Page to the Indenture]

Aon Global Holdings plc, a public limited company duly incorporated and existing under the laws of England and Wales,

By	/s/ Gardner Mugashu
	Name:	Gardner Mugashu
	Title:	Director

The Bank of New York Mellon Trust Company, as Trustee,

by	/s/ Ann M. Dolezal
	Name:	Ann M. Dolezal
	Title:	Vice President

[Signature Page to the Indenture]

Annex A

NOTATION OF GUARANTEE

For value received, [each of] the undersigned Guarantor[s] (which term includes any successor Person[s] under the Indenture), subject to the provisions in the Indenture and the terms of the Securities of this series, has fully, unconditionally and irrevocably guaranteed to and for the benefit of each Holder and the Trustee the due and prompt payment in full of all amounts which may at any time be or become from time to time due and payable by the Company [and the Co-Issuer[s]] under the Indenture or otherwise with respect to the Securities of this series registered in such Holder’s name, at their stated due dates or when otherwise due in accordance with the terms thereof. The obligations of [each of] the Guarantor[s] to the Holders of Securities and to the Trustee pursuant to the Guarantee under the Indenture are expressly set forth in Article Fifteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for the purpose of such provisions.

[Guarantor[s]]

by
Name:
Title: